As filed with the Securities and Exchange Commission on September 30, 2015

Investment Company Act File No. 811-21301

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	☒
Amendment No. 16	☒
(Check appropriate box or boxes)

MASTER TAX-EXEMPT LLC

(Exact Name Of Registrant As Specified In Charter)

100 Bellevue Parkway

Wilmington, Delaware 19809

(Address Of Principal Executive Offices)

(Registrant’s Telephone Number, Including Area Code):

(800) 441-7762

John M. Perlowski

Master Tax-Exempt LLC

55 East 52nd Street

New York, New York 10055

(Name and address of agent for service)

Copies to:

Laurin Blumenthal Kleiman, Esq.	Benjamin Archibald, Esq.
Sidley Austin LLP 787 Seventh Avenue New York, New York 10019-6018	BlackRock Advisors, LLC
55 East 52nd Street
New York, New York 10055

PART A

October 1, 2015

MASTER GOVERNMENT SECURITIES LLC

MASTER MONEY LLC

MASTER TAX-EXEMPT LLC

MASTER TREASURY LLC

Each of Master Government Securities LLC (“Government LLC”), Master Money LLC (“Money LLC”), Master Tax-Exempt LLC (“Tax-Exempt LLC”) and Master Treasury LLC (“Treasury LLC”) (each, a “Master LLC” and collectively, the “Master LLCs”) is part of a master/feeder structure (as described below). Part A of this Registration Statement should be read in conjunction with (1)(a) Post-Effective Amendment No. 43 of the Registration Statement on Form N-1A (Securities Act File No. 2-72724 and Investment Company Act File No. 811-03205) of BIF Government Securities Fund; (b) Post-Effective Amendment No. 53 of the Registration Statement on Form N-1A (Securities Act File No. 2-59311 and Investment Company Act File No. 811-02752) of BIF Money Fund; (c) Post-Effective Amendment No. 35 of the Registration Statement on Form N-1A (Securities Act File No. 33-37439 and Investment Company Act File No. 811-06196) of BIF Treasury Fund, each as filed with the Securities and Exchange Commission (the “Commission”) on July 27, 2015; and (d) Post-Effective Amendment No. 47 of the Registration Statement on Form N-1A (Securities File No. 2-69877 and Investment Company Act File No. 811-3111) of BIF Tax-Exempt Fund, as filed with the Commission on July 29, 2015, each as may be amended from time to time (collectively, the “BIF Registration Statements”); and (2) (a) Post-Effective Amendment No. 17 of the Registration Statement on Form N-1A (Securities Act File No. 333-99395 and Investment Company Act File No. 811-21197) of BBIF Government Securities Fund; (b) Post-Effective Amendment No. 17 of the Registration Statement on Form N-1A (Securities Act File No. 333-99387 and Investment Company Act File No. 811-21196) of BBIF Money Fund; (c) Post-Effective Amendment No. 17 of the Registration Statement on Form N-1A (Securities Act File No. 333-99391 and Investment Company Act File No. 811-21198) of BBIF Tax-Exempt Fund; and (d) Post-Effective Amendment No. 17 of the Registration Statement on Form N-1A (Securities Act File No. 333-99389 and Investment Company Act File No. 811-21199) of BBIF Treasury Fund, each as filed with the Commission on July 27, 2015, and as may be amended from time to time (collectively, the “BBIF Registration Statements”).

This Registration Statement refers to (i) BIF Government Securities Fund, BIF Money Fund, BIF Tax-Exempt Fund and BIF Treasury Fund collectively as the “BIF Funds,” and (ii) BBIF Government Securities Fund, BBIF Money Fund, BBIF Tax-Exempt Fund and BBIF Treasury Fund collectively as the “BBIF Funds.” Part A of each of the BIF Registration Statements includes the prospectus of the relevant BIF Fund. Part A of each of the BBIF Registration Statements includes the prospectus of the relevant BBIF Fund. Each corresponding BIF Fund, each corresponding BBIF Fund and any other feeder fund that may invest in a corresponding Master LLC are referred to herein as “Feeder Funds.”

Each Feeder Fund invests all of its respective assets in interests of its corresponding Master LLC. All portfolio investments are at the level of each corresponding Master LLC. As of the date hereof, only two Feeder Funds, the corresponding BIF Fund and the corresponding BBIF Fund, invest in each Master LLC as noted in the chart below:

Corresponding BIF Fund	Corresponding BBIF Fund	Corresponding Master LLC
BIF Government Securities Fund	BBIF Government Securities Fund	Master Government Securities LLC
BIF Money Fund	BBIF Money Fund	Master Money LLC
BIF Tax-Exempt Fund	BBIF Tax-Exempt Fund	Master Tax-Exempt LLC
BIF Treasury Fund	BBIF Treasury Fund	Master Treasury LLC

Each Master LLC is an open-end management investment company that was organized on August 29, 2002 as a statutory trust under the laws of the State of Delaware. Effective June 15, 2007, each Master LLC was reorganized as a Delaware limited liability company. Interests in each Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”). Investments in a Master LLC may only be made by investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act. BlackRock Advisors, LLC manages each Master LLC’s investments subject to the oversight of the Board of Directors of the applicable Master LLC.

Responses to Items 1, 2, 3, 4 and 13 have been omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Item 5.	Management

(a) Investment Manager

Each Master LLC’s investment manager is BlackRock Advisors, LLC (“BlackRock” or the “Manager”).

Item 6.	Purchase and Sale of Master LLC Interests

Limited liability company interests in each Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act. Investments in each Master LLC may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

There is no minimum initial or subsequent investment in each Master LLC. However, because each Master LLC intends to be as fully invested at all times as is reasonably consistent with its investment objective and policies in order to enhance the return on its assets, investments by a corresponding Feeder Fund must be made in Federal funds (i.e., monies credited to the account of each Master LLC’s custodian bank by a Federal Reserve Bank).

Each Master LLC reserves the right to stop accepting investments from any of its corresponding Feeder Funds or to reject any investment order.

Item 7.	Tax Information

Each Master LLC intends to operate as a non-publicly traded partnership or, if it has only one feeder fund, as a disregarded entity for Federal income tax purposes. Accordingly, it is expected that no Master LLC will be subject to any Federal income tax.

Item 8.	Financial Intermediary Compensation

Not applicable.

Item 9.	Investment Objectives, Principal Investment Strategies, and Related Risks.

(a) Investment Objectives.

Government LLC

The investment objective of Government LLC is to seek preservation of capital, current income and liquidity.

Money LLC

The investment objective of Money LLC is to seek current income, preservation of capital and liquidity.

Tax-Exempt LLC

The investment objective of Tax-Exempt LLC is to seek current income exempt from Federal income tax, preservation of capital and liquidity.

Treasury LLC

The investment objective of Treasury LLC is to seek preservation of capital, liquidity and current income.

(b) Implementation of Investment Objectives.

Each Master LLC is a money market fund managed pursuant to Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

•	Each Master LLC seeks to maintain a net asset value of $1.00 per share.

•

Each Master LLC will maintain a dollar-weighted average maturity of 60 days or less and a dollar-weighted average life of 120 days or less. The average maturity of a Master LLC is the average amount of time until the organizations that issued the debt securities in the Master LLC’s portfolio must pay off the principal amount of the debt. “Dollar-weighted” means the larger the dollar value of a debt security in a Master LLC, the more weight it gets in calculating this average. To calculate the dollar-weighted average maturity, the Master LLC may treat a variable or floating rate security as having a maturity equal to the time remaining to the security’s next interest rate reset date rather than the security’s actual maturity. The dollar-weighted average maturity of a Master LLC’s portfolio is calculated without reference to the exceptions used for variable or floating rate securities regarding the use of interest rate reset dates.

•

Pursuant to Rule 2a-7 each Master LLC is subject to a “general liquidity requirement” that requires that each Master LLC hold securities that are sufficiently liquid to meet reasonably foreseeable shareholder redemptions in light of its obligations under Section 22(e) of the Investment Company Act regarding share redemptions and any commitments the Master LLC has made to shareholders. To comply with this general liquidity requirement, BlackRock must consider factors that could affect each Master LLC’s liquidity needs, including characteristics of each Master LLC’s investors and their likely redemptions. Depending upon the volatility of its cash flows (particularly its Feeder Fund redemptions), this may require a Master LLC to maintain greater liquidity than would be required by the daily and weekly minimum liquidity requirements discussed below.

•

No Master LLC will acquire any illiquid security (i.e., securities that cannot be sold or disposed of in the ordinary course of business within seven days at approximately the value ascribed to them by the Master LLC) if, immediately following such purchase, more than 5% of the Master LLC’s total assets are invested in illiquid securities. No Master LLC (other than Tax-Exempt LLC) will acquire any security other than a daily liquid asset unless, immediately following such purchase, at least 10% of its total assets would be invested in daily liquid assets and no Master LLC will acquire any security other than a weekly liquid asset unless, immediately following such purchase, at least 30% of its total assets would be invested in weekly liquid assets. “Daily liquid assets” include (i) cash; (ii) direct obligations of the U.S. Government; and (iii) securities that will mature or are subject to a demand feature that is exercisable and payable within one business day. “Weekly liquid assets” include (i) and (ii) above as well as (iii) Government securities issued by a person controlled or supervised by and acting as an instrumentality of the U.S. Government pursuant to authority granted by the U.S. Congress that are issued at a discount to the principal amount to be repaid at maturity and have a remaining maturity of 60 days or less; and (iv) securities that will mature or are subject to a demand feature that is exercisable and payable within five business days.

•

Each Master LLC is ordinarily limited to investing so that immediately following any such acquisition not more than 5% of its total assets will be invested in any one issuer’s securities (other than U.S. Government obligations, repurchase agreements collateralized by such securities and securities subject to certain guarantees or otherwise providing a right to demand payment) or, in the event that such securities are not First Tier Securities (as defined in Rule 2a-7), not more than 1/2 of 1% of the Master LLC’s total assets. In addition, Rule 2a-7 requires that not more than 3% of each Master LLC’s total assets be invested in Second Tier Securities (as defined in Rule 2a-7) and that Second Tier Securities may only be purchased if they have a remaining maturity of 45 days or less at the time of acquisition.

Government LLC

Outlined below are the principal strategies Government LLC uses in seeking to achieve its investment objective.

Government LLC invests 100% of its total assets in cash, U.S. Treasury bills, notes and other obligations issued or guaranteed as to principal and interest by the U.S. Government, and repurchase agreements secured by such obligations or cash. Government LLC invests in a portfolio of securities maturing in 397 days or less (with certain exceptions) that will have a dollar-weighted average maturity of 60 days or less and a dollar-weighted average life of 120 days or less.

In seeking to achieve Government LLC’s investment objective, Government LLC management varies the kinds of short-term U.S. Government securities held in Government LLC’s portfolio as well as the average maturity of Government LLC’s portfolio. Government LLC management decides which of these securities to buy and sell, as well as whether to enter into repurchase agreements, based on its assessment of their relative values and future interest rates.

Government LLC may invest only in short-term U.S. Government securities that are issued or guaranteed by U.S. Government entities and are backed by the full faith and credit of the United States, such as:

•	U.S. Treasury obligations, including U.S. Treasury Floating Rate Notes;

•	U.S. Government agency securities, including securities issued by the Government National Mortgage Association (“GNMA”);

•	Variable rate U.S. Government agency obligations, which have interest rates that reset periodically prior to maturity based on a specific index or interest rate;

•	Short-term U.S. Government securities with maturities of up to 397 days (13 months); and

•	Repurchase agreements and purchase and sale contracts involving U.S. Government securities described above.

Government LLC may invest in variable and floating rate instruments. Government LLC may transact in securities on a when-issued, delayed delivery or forward commitment basis. The purchase or sale of securities on a when-issued basis or on a delayed delivery basis or through a forward commitment involves the purchase or sale of securities by Government LLC at an established price with payment and delivery taking place in the future. Government LLC enters into these transactions to obtain what is considered an advantageous price to Government LLC at the time of entering into the transaction.

Other Strategies. In addition to the principal strategies discussed above, Government LLC may use certain other investments and investment strategies.

Borrowing — Government LLC may borrow only to meet redemptions.

Illiquid/Restricted Securities — Government LLC may invest up to 5% of its net assets in illiquid securities that it cannot sell within seven days at approximately current value. Government LLC may also invest in restricted securities, which are securities that cannot be offered for public resale unless registered under the applicable securities laws or that have a contractual restriction that prohibits or limits their resale (i.e., Rule 144A securities). Restricted securities may include private placement securities that have not been registered under the applicable securities laws. Restricted securities may not be listed on an exchange and may have no active trading market and therefore may be considered to be illiquid. Rule 144A securities are restricted securities that can be resold to qualified institutional buyers but not to the general public and may be considered to be liquid securities.

Money LLC

Outlined below are the principal strategies Money LLC uses in seeking to achieve its investment objective.

Money LLC seeks to achieve its investment objective by investing in a diversified portfolio of U.S. dollar-denominated short-term securities that mature or reset to a new interest rate within 397 days (13 months).

Other than U.S. Government and certain U.S. Government agency securities and certain securities issued by U.S. Government sponsored enterprises and instrumentalities, Money LLC invests in short-term securities that have one of the two highest short-term ratings from a nationally recognized statistical rating organization or unrated instruments that Money LLC management determines, pursuant to authority delegated by the Board of Directors, are of similar credit quality. Certain short-term securities are entitled to the benefit of guarantees, letters of credit or similar arrangements provided by a financial institution. When this is the case, Money LLC management may consider the obligation of the financial institution and its creditworthiness in determining whether the security is an appropriate investment for Money LLC.

Money LLC management will vary the types of short-term securities in Money LLC’s portfolio, as well as Money LLC’s average maturity. Money LLC management decides which securities to buy and sell based on its assessment of the relative value of different securities and future interest rates. Money LLC management seeks to improve Money LLC’s yield by taking advantage of differences in yield that regularly occur among similar kinds of securities.

Among the short-term securities Money LLC may buy or the issuers in which the Master LLC may invest, are:

U.S. Government Securities — debt securities issued by and/or guaranteed as to principal and interest by the U.S. Government and supported by the full faith and credit of the United States.

U.S. Government Agency Securities — debt securities issued by and/or guaranteed as to principal and interest by U.S. Government agencies that are not direct obligations of the U.S. Government. These securities may not be backed by the full faith and credit of the United States.

U.S. Government Agencies — entities that are part of or sponsored by the Federal government, such as GNMA, the Tennessee Valley Authority or the Federal Housing Administration.

U.S. Government-Sponsored Enterprises — private corporations sponsored by the Federal government that have the legal status of government agencies, such as the Federal Home Loan Mortgage Association, the Student Loan Marketing Association or the Federal National Mortgage Association. Securities issued by these entities are generally not supported by the full faith and credit of the United States.

U.S. Government Instrumentalities — supranational entities sponsored by the U.S. and other governments, such as the World Bank or the Inter-American Development Bank.

Bank Money Instruments — obligations of commercial banks or other depository institutions, such as certificates of deposit, bankers’ acceptances, bank notes and time deposits. Money LLC may invest only in obligations of savings banks and savings and loan associations organized and operating in the United States. The obligations of commercial banks may be obligations issued by foreign branches or subsidiaries of U.S. banks (“Eurodollar obligations”) or obligations issued by U.S. branches or subsidiaries of foreign banks (“Yankeedollar obligations”). Money LLC may invest in Eurodollar obligations only if they, by their terms, are general obligations of the U.S. parent bank. Money LLC also may invest up to 25% of its total assets in bank money instruments issued by foreign depository institutions and their foreign branches and subsidiaries.

Commercial Paper — obligations, usually of nine months or less, issued by corporations, securities firms and other businesses for short-term funding.

Floating Rate Obligations — obligations of government agencies, corporations, depository institutions or other issuers which periodically or automatically reset their interest rate to reflect a current market rate, such as the Federal funds rate or a bank’s prime rate, or the level of an interest rate index, such as the London Interbank Offered Rate (“LIBOR”) (a well-known short term interest rate index).

Insurance Company Obligations — short-term funding agreements and guaranteed insurance contracts with fixed or floating interest rates.

Master Notes — variable principal amount demand instruments issued by securities firms and other corporate issuers.

Repurchase Agreements and Purchase and Sale Contracts — Money LLC may enter into certain types of repurchase agreements or purchase and sale contracts. In a repurchase agreement, Money LLC buys a security from another party, which agrees to buy it back at an agreed upon time and price. Money LLC may invest in repurchase agreements involving the money market securities described herein. Purchase and sale contracts are similar to repurchase agreements, but purchase and sale contracts provide that the purchaser receives any interest on the security paid during the period. If the seller fails to repurchase the security in either situation and the market value declines, Money LLC may lose money.

Short-Term Obligations — corporate or foreign government debt and asset-backed securities with a period of 397 days (13 months) or less remaining to maturity.

Variable Rate Demand Obligations — floating rate securities that combine an interest in a long term municipal bond with a right to demand payment periodically or on notice. Money LLC also may buy a participation interest in a variable rate demand obligation owned by a commercial bank or other financial institution. When Money LLC purchases a participation interest, it receives the right to demand payment on notice to the owner of the obligation.

Other Strategies. In addition to the principal strategies discussed above, Money LLC may use certain other investments and investment strategies.

Affiliated Money Market Funds — Money LLC may invest uninvested cash balances in affiliated money market funds.

Borrowing — Money LLC may borrow only to meet redemptions.

Illiquid/Restricted Securities — Money LLC may invest up to 5% of its net assets in illiquid securities that it cannot sell within seven days at approximately current value. Money LLC may also invest up to 10% of its total assets (including any amount invested in illiquid securities) in restricted securities, which are securities that cannot be offered for public resale unless registered under the applicable securities laws or that have a contractual restriction that prohibits or limits their resale (i.e., Rule 144A securities). Restricted securities may include private placement securities that have not been registered under the applicable securities laws. Restricted securities may not be listed on an exchange and may have no active trading market and therefore may be considered to be illiquid. Rule 144A securities are restricted securities that can be resold to qualified institutional buyers but not to the general public and may be considered to be liquid securities.

Other Eligible Investments — Money LLC may invest in other money market instruments permitted by the Commission rules governing money market funds.

Reverse Repurchase Agreements — In a reverse repurchase agreement, Money LLC sells a security to another party and agrees to buy it back at a specific time and price. Money LLC may engage in reverse repurchase agreements involving the securities described above.

Securities Lending — Money LLC may lend securities with a value up to 33 1/3% of its total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. Government as collateral.

U.S. Treasury Floating Rate Notes — Money LLC may invest in U.S. Treasury Floating Rate Notes (FRNs). These are two-year notes issued by the U.S. Treasury that reset their interest rates on a weekly basis. At maturity, the face value of an FRN is paid to the note holder.

When-Issued and Delayed Delivery Securities and Forward Commitments — The purchase or sale of securities on a when-issued basis or on a delayed delivery basis or through a forward commitment involves the purchase or sale of securities by Money LLC at an established price with payment and delivery taking place in the future. Money LLC enters into these transactions to obtain what is considered an advantageous price to Money LLC at the time of entering into the transaction.

Tax-Exempt LLC

Outlined below are the principal strategies Tax-Exempt LLC uses in seeking to achieve its investment objective.

Tax-Exempt LLC seeks to achieve its investment objective by investing in a diversified portfolio of short-term, tax-exempt securities that, in the opinion of bond counsel to the issuer, pay interest that is excludable from gross income for Federal income tax purposes (and is not includable in taxable income for purposes of the Federal alternative minimum tax) (“tax-exempt securities”). These tax-exempt securities mature or reset to a new interest rate within 13 months. Certain short-term tax-exempt securities have maturities longer than 13 months, but give Tax-Exempt LLC the right to demand payment from a financial institution within that period. Tax-Exempt LLC treats these securities as having a maturity of 13 months or less.

Tax-Exempt LLC only invests in short-term tax-exempt securities that have one of the two highest ratings from a nationally recognized securities rating agency or unrated securities that Tax-Exempt LLC management determines pursuant to authority delegated by the Board of Directors are of similar credit quality. Certain short-term tax-exempt securities are entitled to the benefit of insurance, guarantees, letters of credit or similar arrangements provided by a financial institution. When this is the case, Tax-Exempt LLC management may consider the obligation of the financial institution and its creditworthiness in determining whether the security is an appropriate investment for Tax-Exempt LLC.

Under normal circumstances, Tax-Exempt LLC will invest at least 80% of its assets in short term tax-exempt securities the income from which, in the opinion of bond counsel to the issuer, is excludable for Federal income tax purposes (including the Federal alternative minimum tax) or so at least 80% of the income that it distributes will be exempt from Federal income tax (including the Federal alternative minimum tax).

Tax-Exempt LLC management will seek to keep Tax-Exempt LLC’s assets fully invested to maximize the yield on Tax-Exempt LLC’s portfolio. There may be times, however, when Tax-Exempt LLC has uninvested cash, which will reduce its yield.

Tax-Exempt LLC management will vary the types of short term tax-exempt securities in Tax-Exempt LLC’s portfolio, as well as its average maturity. Tax-Exempt LLC management decides, under delegation of authority by Tax-Exempt LLC’s Board of Directors, which securities to buy based on its assessment of relative values of different securities and future interest rates. Tax-Exempt LLC management seeks to improve Tax-Exempt LLC’s yield by taking advantage of differences in yield that regularly occur between similar kinds of securities.

Tax-Exempt LLC does not presently intend to invest more than 25% of its assets in short term tax-exempt securities of issuers located in a single state.

Among the short-term tax-exempt securities Tax-Exempt LLC may buy are:

Tax-Exempt Notes — short-term tax-exempt securities often used to provide interim financing in anticipation of tax collection, bond sales or other revenues.

Tax-Exempt Commercial Paper — short-term unsecured promissory notes used to finance general short-term credit needs.

Tax-Exempt Bonds — long term tax-exempt securities. Tax-Exempt LLC will only invest in long term debt obligations that have remaining maturities of 397 days (13 months) or less or that Tax-Exempt LLC has a contractual right to sell (put) periodically or on demand within that time. Tax-Exempt LLC may invest up to 20% of its net assets in certain tax-exempt bonds, known as “private activity bonds,” which may subject certain investors to the Federal alternative minimum tax.

Municipal Securities — municipal obligations issued by or on behalf of a state, its political subdivisions, agencies and instrumentalities and by other qualifying issuers, that pay interest that, in the opinion of bond counsel to the issuer, is excludable from gross income for Federal income tax purposes (except that the interest may be includable in taxable income for purposes of the Federal alternative minimum tax). Tax-Exempt LLC may invest up to 20% of its assets in short-term municipal securities which may subject investors to the Federal alternative minimum tax. Tax-Exempt LLC may also invest in municipal securities that are secured by insurance.

Variable Rate Demand Obligations — floating rate securities that combine an interest in a long-term tax-exempt bond with a right to demand payment periodically or on notice. Tax-Exempt LLC also may buy a participation interest in a variable rate demand obligation owned by a commercial bank or other financial institution. When Tax-Exempt LLC purchases a participation interest, it receives the right to demand payment on notice to the owner of the obligation. Tax-Exempt LLC will not invest more than 20% of its total assets in participation interests in variable rate demand obligations.

Other Strategies. In addition to the principal strategies discussed above, Tax-Exempt LLC may also use certain other investments and investment strategies.

Borrowing — Tax-Exempt LLC may borrow only to meet redemptions.

Illiquid/Restricted Securities — Tax-Exempt LLC may invest up to 5% of its total assets in illiquid securities that it cannot sell within seven days at approximately current value. Tax-Exempt LLC may also invest up to 10% of its total assets (including any amount invested in illiquid securities) in restricted securities, which are securities that cannot be offered for public resale unless registered under the applicable securities laws or that have a contractual restriction that prohibits or limits their resale (i.e., Rule 144A securities). Restricted securities may include private placement securities that have not been registered under the applicable securities laws. Restricted securities may not be listed on an exchange and may have no active trading market and therefore may be considered to be illiquid. Rule 144A securities are restricted securities that can be resold to qualified institutional buyers but not to the general public and may be considered to be liquid securities.

Municipal Lease Obligations — Municipal lease obligations are participation certificates issued by government authorities to finance the acquisition, development or construction of equipment, land or facilities. The certificates represent participations in a lease or similar agreement and may be backed by the municipal issuer’s promise to budget for and appropriate funds to make payments due under the lease, but it is not obligated to do so.

Short-Term Tax-Exempt Derivatives — Short-term tax-exempt derivatives are a variety of securities that generally represent Tax-Exempt LLC’s ownership interest in one or more tax-exempt bonds held by a trust or partnership coupled with a contractual right to sell (put) that interest to a financial institution, periodically or on demand, for a price equal to face value. Income on the underlying tax-exempt bonds is “passed through” the trust or partnership to Tax-Exempt LLC and other institutions that have an ownership interest. Depending on the particular security, Tax-Exempt LLC may receive pass-through income at a fixed interest rate or a floating money market interest rate.

When-Issued and Delayed Delivery Securities and Forward Commitments — The purchase or sale of securities on a when-issued basis or on a delayed delivery basis or through a forward commitment involves the purchase or sale of securities by Tax-Exempt LLC at an established price with payment and delivery taking place in the future. Tax-Exempt LLC enters into these transactions to obtain what is considered an advantageous price to Tax-Exempt LLC at the time of entering into the transaction.

Treasury LLC

Outlined below are the principal strategies Treasury LLC uses in seeking to achieve its investment objective.

Treasury LLC invests 100% of its total assets in cash, U.S. Treasury bills, notes and other obligations of the U.S. Treasury. Treasury LLC invests in a portfolio of securities maturing in 397 days or less (with certain exceptions) that will have a dollar-weighted average maturity of 60 days or less and a dollar-weighted average life of 120 days or less.

In seeking to achieve Treasury LLC’s investment objective, Treasury LLC management varies the kinds of short-term U.S. Treasury securities held in Treasury LLC’s portfolio and its average maturity. Treasury LLC management decides which U.S. Treasury securities to buy and sell based on its assessment of their relative values and future interest rates.

Treasury LLC may invest in variable and floating rate instruments. Treasury LLC may transact in securities on a when-issued, delayed delivery or forward commitment basis. The purchase or sale of securities on a when-issued basis or on a delayed delivery basis or through a forward commitment involves the purchase or sale of securities by Treasury LLC at an established price with payment and delivery taking place in the future. Treasury LLC enters into these transactions to obtain what is considered an advantageous price to Treasury LLC at the time of entering into the transaction.

Other Strategies. In addition to the principal strategies discussed above, Treasury LLC may use certain other investments and investment strategies.

Borrowing — Treasury LLC may borrow only to meet redemptions.

Illiquid/Restricted Securities — Treasury LLC may invest up to 5% of its net assets in illiquid securities that it cannot sell within seven days at approximately current value. Treasury LLC may also invest in restricted securities, which are securities that cannot be offered for public resale unless registered under the applicable securities laws or that have a contractual restriction that prohibits or limits their resale (i.e., Rule 144A securities). Restricted securities may include private placement securities that have not been registered under the applicable securities laws. Restricted securities may not be listed on an exchange and may have no active trading market and therefore may be considered to be illiquid. Rule 144A securities are restricted securities that can be resold to qualified institutional buyers but not to the general public and may be considered to be liquid securities.

(c) Risks

This section contains a summary discussion of the principal risks of investing in a Master LLC. There can be no guarantee that a Master LLC will meet its investment objective or that a Master LLC’s performance will be positive for any period of time.

Set forth below are the principal risks of investing in the Master LLCs:

No Master LLC can guarantee that it will achieve its investment objective.

Asset-Backed Securities Risk (Money LLC) — Asset-backed securities represent interests in “pools” of assets, including consumer loans or receivables held in trust. Asset-backed securities, like traditional fixed-income securities, are subject to credit, interest rate, prepayment and extension risks.

Money LLC’s investments in asset-backed securities are subject to additional risks associated with the nature of the assets and the servicing of those assets. These securities are also subject to the risk of default on the underlying assets, particularly during periods of economic downturn.

Asset-backed securities entail the risk that, in certain states, it may be difficult to perfect the liens securing the collateral backing certain asset-backed securities. In addition, certain asset-backed securities are based on loans that are unsecured, which means that there is no collateral to seize if the underlying borrower defaults.

Credit Risk (Government LLC, Money LLC, Tax-Exempt LLC) — Credit risk refers to the possibility that the issuer of a security will not be able to make principal and interest payments when due. Changes in an issuer’s credit rating or the market’s perception of an issuer’s creditworthiness may also affect the value of a Master LLC’s investment in that issuer. The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation.

Extension Risk (Money LLC) — When interest rates rise, certain obligations will be paid off by the obligor more slowly than anticipated, causing the value of these obligations to fall. Rising interest rates tend to extend the duration of securities, making them more sensitive to changes in interest rates. The value of longer-term securities generally changes more in response to changes in interest rates than shorter-term securities. As a result, in a period of rising interest rates, securities may exhibit additional volatility and may lose value.

Foreign Exposure Risk (Money LLC) — Securities issued or supported by foreign entities, including foreign banks and corporations, may involve additional risks and considerations. Extensive public information about the foreign issuer may not be available, and unfavorable political, economic or governmental developments in the foreign country involved could affect the payment of principal and interest.

Income Risk — Income risk is the risk that each Master LLC’s yield will vary as short-term securities in its portfolio mature and the proceeds are reinvested in securities with different interest rates.

Interest Rate Risk — Interest rate risk is the risk that the value of a debt security may fall when interest rates rise. In general, the market price of debt securities with longer maturities will go up or down more in response to changes in interest rates than the market price of shorter-term securities.

Additionally, securities issued or guaranteed by the U.S. Government, its agencies, instrumentalities and sponsored enterprises have historically involved little risk of loss of principal if held to maturity. However, due to fluctuations in interest rates, the market value of such securities may vary during the period shareholders own shares of a Master LLC.

Market Risk and Selection Risk — Market risk is the risk that one or more markets in which a Master LLC invests will go down in value, including the possibility that the markets will go down sharply and unpredictably. Selection risk is the risk that the securities selected by Master LLC management will underperform the markets, the relevant indices or the securities selected by other funds with similar investment objectives and investment strategies. This means you may lose money.

Municipal Securities Risks (Tax-Exempt LLC) — Municipal securities risks include the ability of the issuer to repay the obligation, the relative lack of information about certain issuers of municipal securities, and the possibility of future legislative changes which could affect the market for and value of municipal securities. These risks include:

General Obligation Bonds Risks — The full faith, credit and taxing power of the municipality that issues a general obligation bond secures payment of interest and repayment of principal. Timely payments depend on the issuer’s credit quality, ability to raise tax revenues and ability to maintain an adequate tax base.

Moral Obligation Bonds Risks — Moral obligation bonds are generally issued by special purpose public authorities of a state or municipality. If the issuer is unable to meet its obligations, repayment of these bonds becomes a moral commitment, but not a legal obligation, of the state or municipality.

Municipal Lease Obligations Risks — In a municipal lease obligation, the issuer agrees to make payments when due on the lease obligation. The issuer will generally appropriate municipal funds for that purpose, but is not obligated to do so. Although the issuer does not pledge its unlimited taxing power for payment of the lease obligation, the lease obligation is secured by the leased property. However, if the issuer does not fulfill its payment obligation it may be difficult to sell the property and the proceeds of a sale may not cover Tax-Exempt LLC’s loss.

Municipal Notes Risks — Municipal notes are shorter term municipal debt obligations. They may provide interim financing in anticipation of, and are secured by, tax collection, bond sales or revenue receipts. If there is a shortfall in the anticipated proceeds, the notes may not be fully repaid and Tax-Exempt LLC may lose money.

Private Activity Bonds Risks — Municipalities and other public authorities issue private activity bonds to finance development of industrial facilities for use by a private enterprise. The private enterprise pays the principal and interest on the bond, and the issuer does not pledge its full faith, credit and taxing power for repayment. If the private enterprise defaults on its payments, Tax-Exempt LLC may not receive any income or get its money back from the investment.

Revenue Bonds Risks — Payments of interest and principal on revenue bonds are made only from the revenues generated by a particular facility, class of facilities or the proceeds of a special tax or other revenue source. These payments depend on the money earned by the particular facility or class of facilities, or the amount of revenues derived from another source.

Tax-Exempt Status Risk — In making investments, Tax-Exempt LLC and the Manager will rely on the opinion of issuers’ bond counsel and, in the case of derivative securities, sponsors’ counsel, on the tax-exempt status of interest on municipal obligations and payments under tax-exempt derivative securities. Neither Tax-Exempt LLC nor BlackRock will independently review the bases for those tax opinions. If any of those tax opinions are ultimately determined to be incorrect or if events occur after the security is acquired that impact the security’s tax-exempt status, Tax-Exempt LLC and its shareholders could be subject to substantial tax liabilities. The Internal Revenue Service (the “IRS”) has generally not ruled on the taxability of the securities. An assertion by the IRS that a portfolio security is not exempt from federal income tax (contrary to indications from the issuer) could affect Tax-Exempt LLC’s and shareholders’ income tax liability for the current or past years and could create liability for information reporting penalties. In addition, an IRS assertion of taxability may impair the liquidity and the fair market value of the securities.

Prepayment Risk (Money LLC) — When interest rates fall, certain obligations will be paid off by the obligor more quickly than originally anticipated, and Money LLC may have to invest the proceeds in securities with lower yields. In periods of falling interest rates, the rate of prepayments tends to increase (as does price fluctuation) as borrowers are motivated to pay off debt and refinance at new lower rates. During such periods, reinvestment of the prepayment proceeds by the management team will generally be at lower rates of return than the return on the assets that were prepaid. Prepayment reduces the yield to maturity and the average life of the security.

        Regulatory Risk — On July 23, 2014, the SEC adopted amendments to money market fund regulations, which structurally change the way that certain money market funds will be required to operate. The effect of these amendments on an individual money market fund will depend on the type of investors (e.g., retail or institutional) and the principal investments of the fund. For example, “institutional” money market funds will be required to sell and redeem fund shares using a floating net asset value and may, at the discretion of the fund’s board of trustees, impose fees on shareholder redemptions and temporarily suspend redemptions if the fund’s weekly liquid assets fall below a certain threshold. “Retail” money market funds may impose fees and suspend redemptions, but may continue to sell and redeem shares at a constant net asset value, whereas “Government” money market funds are exempt from these structural changes. The compliance periods for the amendments range between July 2015 and October 2016. When implemented, the changes may affect the Master LLC’s investment strategies, fees and expenses, portfolio and share liquidity and return potential.

Repurchase Agreements and Purchase and Sale Contracts Risk (Government LLC, Money LLC) — If the other party to a repurchase agreement or purchase and sale contract defaults on its obligation under the agreement, the Master LLC may suffer delays and incur costs or lose money in exercising its rights under the agreement. If the seller fails to repurchase the security in either situation and the market value of the security declines, the Master LLC may lose money.

Taxability Risk (Tax-Exempt LLC) — Tax-Exempt LLC intends to minimize shareholders’ receipt of taxable income by investing in tax-exempt or municipal securities in reliance at the time of purchase on an opinion of bond counsel to the issuer that the interest paid on those securities will be excludable from gross income for Federal income tax purposes. Such securities, however, may be determined to pay, or have paid, taxable income subsequent to Tax-Exempt LLC’s acquisition of the securities. In that event, the IRS may demand that Tax-Exempt LLC’s corresponding Feeder Funds pay Federal income taxes on the affected interest income, and, if Tax-Exempt LLC agrees to do so, its yield could be adversely affected. In addition, the treatment of dividends previously paid or to be paid by Tax-Exempt LLC as “exempt interest dividends” could be adversely affected, subjecting Tax-Exempt LLC’s shareholders to increased Federal income tax liabilities. If the interest paid on any tax-exempt or municipal security held by Tax-Exempt LLC is subsequently determined to be taxable, Tax-Exempt LLC will dispose of that security as soon as reasonably practicable. In addition, future laws, regulations, rulings or court decisions may cause interest on municipal securities to be subject, directly or indirectly, to Federal income taxation, or the value of state municipal securities to be subject to state or local intangible personal property tax, or may otherwise prevent Tax-Exempt LLC from realizing the full current benefit of the tax-exempt status of such securities. Any such change could also affect the market price of such securities, and thus the value of an investment in Tax-Exempt LLC.

Treasury Obligations Risk — Treasury obligations may differ in their interest rates, maturities, times of issuance and other characteristics. Direct obligations of the U.S. Treasury have historically involved little risk of loss of principal if held to maturity. However, due to fluctuations in interest rates, the market value of such securities may vary during the period shareholders own shares of a Master LLC.

U.S. Government Obligations Risk (Money LLC) — Obligations of U.S. Government agencies, authorities, instrumentalities and sponsored enterprises have historically involved little risk of loss of principal if held to maturity. However, not all U.S. Government securities are backed by the full faith and credit of the United States. Obligations of certain agencies, authorities, instrumentalities and sponsored enterprises of the U.S. Government are backed by the full faith and credit of the United States (e.g., GNMA); other obligations are backed by the right of the issuer to borrow from the U.S. Treasury (e.g., the Federal Home Loan Banks) and others are supported by the discretionary authority of the U.S. Government to purchase an agency’s obligations. Still others are backed only by the credit of the agency, authority, instrumentality or sponsored enterprise issuing the obligation. No assurance can be given that the U.S. Government would provide financial support to any of these entities if it is not obligated to do so by law.

Variable and Floating Rate Instrument Risk (Government LLC, Money LLC, Treasury LLC) — The absence of an active market for these instruments could make it difficult for a Master LLC to dispose of them if the issuer defaults.

Variable Rate Demand Obligation Risk (Money LLC) — Variable rate demand obligations are floating rate securities that combine an interest in a long-term municipal bond with a right to demand payment before maturity for a bank or other financial institution. If the bank or financial institution is unable to pay, Money LLC may lose money.

Variable Rate Demand Obligations and Municipal or Tax-Exempt Derivatives Risk (Tax-Exempt LLC) — Investments in variable rate demand obligations or short-term municipal or tax-exempt derivatives involve credit risk with respect to the financial institution providing Tax-Exempt LLC with the right to demand payment or put (sell) the security. While Tax-Exempt LLC invests only in short-term municipal or tax-exempt securities of high quality issuers, or which are backed by high quality financial institutions, those issuers or financial institutions may still default on their obligations. Short-term municipal or tax-exempt derivatives present certain unresolved tax, legal, regulatory and accounting issues not presented by investments in other short-term municipal or tax-exempt securities. These issues might be resolved in a manner adverse to Tax-Exempt LLC.

When-Issued and Delayed Delivery Securities and Forward Commitments Risks (Government LLC and Treasury LLC Principal Risk; Money LLC and Tax-Exempt LLC Other Risk) — When-issued and delayed delivery securities and forward commitments involve the risk that the security a Master LLC buys will lose value prior to its delivery. There is also the risk that the security will not be issued or that the other party will not meet its obligation. If this occurs, a Master LLC loses both the investment opportunity for the assets it has set aside to pay for the security and any gain in the security’s price.

Each Master LLC (except as noted below) may also be subject to certain other risks associated with its investments and investment strategies, including:

Borrowing Risk — Borrowing may exaggerate changes in the net asset value of a Master LLC’s shares and in the return on a Master LLC’s portfolio. Borrowing will cost a Master LLC interest expense and other fees. The costs of borrowing may reduce a Master LLC’s return. Borrowing may cause a Master LLC to liquidate positions when it may not be advantageous to do so to satisfy its obligations.

Expense Risk — Master LLC expenses are subject to a variety of factors, including fluctuations in a Master LLC’s net assets. Accordingly, actual expenses may be greater or less than those indicated. For example, to the extent that a Master LLC’s net assets decrease due to market declines or redemptions, the Master LLC’s expenses will increase as a percentage of its net assets. During periods of high market volatility, these increases in the Master LLC’s expense ratio could be significant.

Insurance Risk (Tax-Exempt LLC) — Insurance guarantees that interest payments on a municipal security will be made on time and that the principal will be repaid when the security matures. Either the issuer of the municipal security or Tax-Exempt LLC purchases the insurance. Insurance is expected to protect Tax-Exempt LLC against losses caused by a municipal security issuer’s failure to make interest and principal payments. However, insurance does not protect Tax-Exempt LLC or its shareholders against losses caused by declines in a municipal security’s value. Also, Tax-Exempt LLC cannot be certain that any insurance company will make the payments it guarantees. Certain significant providers of insurance for municipal securities have recently incurred significant losses as a result of exposure to sub-prime mortgages and other lower credit quality investments that have experienced recent defaults or otherwise suffered extreme credit deterioration. As a result, such losses have reduced the insurers’ capital and called into question their continued ability to perform their obligations under such insurance if they are called upon to do so in the future. While an insured municipal security will typically be deemed to have the rating of its insurer, if the insurer of a municipal security suffers a downgrade in its credit rating or the market discounts the value of the insurance provided by the insurer, the rating of the underlying municipal security will be more relevant and the value of the municipal security would more closely, if not entirely, reflect such rating. Tax-Exempt LLC may lose money on its investment if the insurance company does not make payments it guarantees. In addition, if Tax-Exempt LLC purchases the insurance, it must pay the premiums, which will reduce Tax-Exempt LLC’s yield. If a municipal security’s insurer fails to fulfill its obligations or loses its credit rating, the value of the security could drop.

Liquidity Risk (Money LLC, Tax-Exempt LLC) — Liquidity risk refers to the possibility that it may be difficult or impossible to sell certain positions at an acceptable price.

Reverse Repurchase Agreements Risk (Money LLC) — Reverse repurchase agreements involve the sale of securities held by Money LLC with an agreement to repurchase the securities at an agreed-upon price, date and interest payment. Reverse repurchase agreements involve the risk that the other party may fail to return the securities in a timely manner or at all. Money LLC could lose money if it is unable to recover its securities and the value of the collateral held by Money LLC, including the value of the investments, made with cash collateral, is less than the value of the securities. These events could trigger adverse tax consequences to Money LLC.

Securities Lending Risk (Money LLC) — Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, Money LLC may lose money and there may be a delay in recovering the loaned securities. Money LLC could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences to Money LLC.

Unavailability of Tax-Exempt Securities Risk (Tax-Exempt LLC) — Tax-Exempt LLC’s portfolio represents a significant percentage of the market in short-term tax-exempt securities. A shortage of available high quality short-term tax-exempt securities will affect the yield on Tax-Exempt LLC’s portfolio. Tax-Exempt LLC may suspend or limit sales of interests if, due to such a shortage, the sale of additional interests would not be in the best interest of Tax-Exempt LLC’s shareholders.

(d) Portfolio Holdings

For a discussion of each Master LLC’s policies and procedures regarding the selective disclosure of its portfolio holdings, please see Part B of each BIF Registration Statement and BBIF Registration Statement.

ITEM 10.	Management, Organization, and Capital Structure.

(a)(1) Manager.

BlackRock, each Master LLC’s investment adviser, manages each Master LLC’s investments subject to the oversight of the Board of Directors of the applicable Master LLC. While the Manager is ultimately responsible for the management of the Master LLCs, it is able to draw upon the research and expertise of its asset management affiliates for portfolio decisions and management with respect to certain portfolio securities. The Manager has the responsibility for making all investment decisions for the Master LLCs.

Each Master LLC has an investment management agreement with the Manager pursuant to which it pays the Manager a fee at the annual rate of 0.250% of that Master LLC’s average daily net assets not exceeding $500 million; 0.175% of the average daily net assets exceeding $500 million but not exceeding $1 billion; and 0.125% of the average daily net assets exceeding $1 billion.

For the fiscal year ended March 31, 2015, the Manager received management fees, net of any applicable waivers, as a percentage of average daily net assets, from each Master LLC as follows:

Paid to the Manager (net of any applicable waivers)
Government LLC	0.000%
Money LLC	0.136%
Tax-Exempt LLC	0.035%
Treasury LLC	0.000%

The Manager, a registered investment adviser, was organized in 1994 to perform advisory services for investment companies. The Manager and its affiliates had approximately $4.721 trillion in investment company and other portfolio assets under management as of June 30, 2015.

BlackRock and BlackRock Investments, LLC, each Master LLC’s placement agent, have voluntarily agreed to waive a portion of their respective fees and/or reimburse operating expenses to enable each Master LLC to maintain a minimum level of net investment income. BlackRock and BlackRock Investments, LLC may discontinue this waiver and/or reimbursement at any time without notice.

A discussion of the basis for the Board of Directors’ approval of each Master LLC’s investment management agreement is included in the applicable Feeder Fund’s semi-annual shareholder report for the fiscal period ended September 30, 2014.

From time to time, a manager, analyst, or other employee of the Manager or its affiliates may express views regarding a particular asset class, company, security, industry, or market sector. The views expressed by any such person are the views of only that individual as of the time expressed and do not necessarily represent the views of the Manager or any other person within the BlackRock organization. Any such views are subject to change at any time based upon market or other conditions and the Manager disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for each Master LLC are based on numerous factors, may not be relied on as an indication of trading intent on behalf of the Master LLC.

Legal Proceedings. On May 27, 2014, certain purported investors in the BlackRock Global Allocation Fund, Inc. (“Global Allocation”) and the BlackRock Equity Dividend Fund (“Equity Dividend”) filed a consolidated complaint (the “Consolidated Complaint”) in the United States District Court for the District of New Jersey against BlackRock, BlackRock Investment Management, LLC and BlackRock International Limited (collectively, the “Defendants”) under the caption In re BlackRock Mutual Funds Advisory Fee Litigation. The Consolidated Complaint, which purports to be brought derivatively on behalf of Global Allocation and Equity Dividend, alleges that the Defendants violated Section 36(b) of the Investment Company Act by receiving allegedly excessive investment advisory fees from Global Allocation and Equity Dividend. The Consolidated Complaint seeks, among other things, to recover on behalf of Global Allocation and Equity Dividend all allegedly excessive advisory fees from one year prior to the filing of the lawsuit and purported lost investment returns on those amounts, plus interest. The Defendants believe the claims in the Consolidated Complaint are without merit and intend to vigorously defend the action.

Conflicts of Interest

The investment activities of BlackRock and its affiliates (including BlackRock, Inc. and The PNC Financial Services Group, Inc. (“PNC”) and their affiliates, directors, partners, trustees, managing members, officers and employees (collectively, the “Affiliates”)), in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage a Master LLC and its interestholders. BlackRock and its Affiliates provide investment management services to other funds and discretionary managed accounts that follow investment programs similar to those of the Master LLCs.

BlackRock and its Affiliates are involved worldwide with a broad spectrum of financial services and asset management activities and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Master LLCs. One or more Affiliates act or may act as an investor, investment banker, research provider, investment manager, financier, advisor, market maker, trader, prime broker, lender, agent and principal, and have other direct and indirect interests, in securities, currencies and other instruments in which the Master LLCs directly and indirectly invest. Thus, it is likely that the Master LLCs will have multiple business relationships with and will invest in, engage in transactions with, make voting decisions with respect to, or obtain services from entities for which an Affiliate performs or seeks to perform investment banking or other services. One or more Affiliates may engage in proprietary trading and advise accounts and funds that have investment objectives similar to those of the Master LLCs and/or that engage in and compete for transactions in the same types of securities, currencies and other instruments as the Master LLCs. The trading activities of these Affiliates are carried out without reference to positions held directly or indirectly by the Master LLCs and may result in an Affiliate having positions that are adverse to those of the Master LLCs. No Affiliate is under any obligation to share any investment opportunity, idea or strategy with the Master LLCs. As a result, an Affiliate may compete with the Master LLCs for appropriate investment opportunities. The results of the Master LLCs’ investment activities, therefore, may differ from those of an Affiliate and of other accounts managed by an Affiliate, and it is possible that the Master LLCs could sustain losses during periods in which one or more Affiliates and other accounts achieve profits on their trading for proprietary or other accounts. The opposite result is also possible.

In addition, the Master LLCs may, from time to time, enter into transactions in which an Affiliate or its other clients have an adverse interest. Furthermore, transactions undertaken by Affiliate-advised clients may adversely impact the Master LLCs. Transactions by one or more Affiliate-advised clients or BlackRock may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of the Master LLCs. The Master LLCs’ activities may be limited because of regulatory restrictions applicable to one or more Affiliates, and/or their internal policies designed to comply with such restrictions.

In addition, the Master LLCs may invest in securities of companies with which an Affiliate has or is trying to develop investment banking relationships or in which an Affiliate has significant debt or equity investments. The Master LLCs also may invest in securities of companies for which an Affiliate provides or may someday provide research coverage. An Affiliate may have business relationships with and purchase or distribute or sell services or products from or to distributors, consultants or others who recommend the Master LLCs or who engage in transactions with or for the Master LLCs, and may receive compensation for such services. The Master LLCs may also make brokerage and other payments to Affiliates in connection with the Master LLCs’ portfolio investment transactions.

Under a securities lending program approved by Money LLC’s Board of Directors, Money LLC has retained an Affiliate of BlackRock to serve as the securities lending agent for Money LLC to the extent that Money LLC participates in the securities lending program. For these services, the lending agent will receive a fee from Money LLC, including a fee based on the returns earned on Money LLC’s investment of the cash received as collateral for the loaned securities. In addition, one or more Affiliates may be among the entities to which Money LLC may lend its portfolio securities under the securities lending program.

The activities of Affiliates may give rise to other conflicts of interest that could disadvantage the Master LLCs and their interestholders. BlackRock has adopted policies and procedures designed to address these potential conflicts of interest. See Part B of this Registration Statement for further information.

(a) (2) Portfolio Managers. Not applicable.

(a)(3) Legal Proceedings. See item 10(a)(1) above.

(b) Capital Stock

Investors in each Master LLC have no preemptive rights, and limited liability company interests in each Master LLC are fully paid and non-assessable. Each Master LLC has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors, when in the judgment of the Directors of each Master LLC it is necessary or desirable to submit matters for an investor vote. Upon liquidation of a Master LLC, its corresponding Feeder Funds would be entitled to their pro rata interest in the assets of that Master LLC that are available for distribution.

Each Master LLC is organized as a limited liability company under the laws of the State of Delaware. Each Feeder Fund is entitled to vote in proportion to its investment in its corresponding Master LLC. Each Feeder Fund generally will participate in the earnings, dividends and assets of its corresponding Master LLC in accordance with its pro rata interest in that Master LLC.

Investments in each Master LLC may not be transferred. A Feeder Fund may withdraw all or any portion of its investment in its corresponding Master LLC at net asset value on any day on which the New York Stock Exchange (the “NYSE”) is open, subject to certain exceptions. For more information about the ability of a Feeder Fund to withdraw all or any portion of its investment in its corresponding Master LLC, please see Item 11(c) herein.

ITEM 11.	Shareholder Information.

(a) Pricing of Limited Liability Company Interests in Each Master LLC.

The net asset value of limited liability company interests of each Master LLC is determined by the Manager at 12:00 p.m., Eastern Standard Time on each business day that the NYSE or New York banks are open, immediately after the daily declaration of dividends. Both the NYSE and New York banks are closed on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Currently, the only scheduled days on which the NYSE is open and New York banks are closed are Columbus Day and Veterans’ Day. The only scheduled day on which New York banks are open and the NYSE is closed is Good Friday.

Each Master LLC values its portfolio securities based upon their amortized cost in accordance with the terms of a rule adopted by the Commission. This involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. While this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price a Master LLC would receive if it sold the instrument.

The net asset value per limited liability company interest of each Master LLC is computed by adding the value of the Master LLC’s securities and other assets, deducting its liabilities and dividing by the number of limited liability company interests of the Master LLC outstanding at such time. It is anticipated that the net asset value per limited liability company interest of each Master LLC will remain constant so that a Feeder Fund can preserve a net asset value of $1.00 per share, but no assurance can be offered in this regard.

(b) Purchase of Limited Liability Company Interests in Each Master LLC.

Limited liability company interests in each Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act. Investments in each Master LLC may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

There is no minimum initial or subsequent investment in each Master LLC. However, because each Master LLC intends to be as fully invested at all times as is reasonably consistent with its investment objective and policies in order to enhance the return on its assets, investments by a corresponding Feeder Fund must be made in Federal funds (i.e., monies credited to the account of each Master LLC’s custodian bank by a Federal Reserve Bank).

Each Master LLC reserves the right to stop accepting investments from any of its corresponding Feeder Funds or to reject any investment order.

(c) Redemption of Limited Liability Company Interests in Each Master LLC.

A Feeder Fund may withdraw all or any portion of its investment in its corresponding Master LLC on any business day in which the NYSE is open at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Master LLC. When a request is received in proper form, each Master LLC will redeem its corresponding Feeder Fund’s interests at the next determined net asset value. Each Master LLC will make payment for all interests redeemed within seven days after receipt by that Master LLC of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in each Master LLC may not be transferred, except with the prior written consent of all Directors and all remaining interestholders.

If the Board of Directors of a Master LLC (each, a “Board”), including a majority of the non-interested Directors, determines that the deviation between a Master LLC’s amortized cost price per share and the market-based net asset value per share may result in material dilution or other unfair results, the Board, subject to certain conditions, may, in the case of a Master LLC whose Board has determined to liquidate irrevocably, suspend redemptions and payments of redemption proceeds in order to facilitate the permanent termination of the Master LLC in an orderly manner. If this were to occur, it would likely result in a delay in the receipt of redemption proceeds.

(d) Dividends and Distributions. Not applicable.

(e) Frequent Purchase and Redemption of Each Master LLC’s Interests

No Master LLC offers its limited liability company interests for sale to the general public, nor does any Master LLC offer an exchange privilege. In addition, because of the nature of the Feeder Funds and their shareholders, none of the Master LLCs should be adversely affected by short-term trading in shares of a Feeder Fund. For this reason, the Boards have not adopted any procedures to address short-term trading in a Master LLC. See “Account Information—Short-Term Trading Policy” in Part A of each BIF Registration Statement and BBIF Registration Statement for more information.

(f) Tax Consequences.

Each Master LLC intends to operate as a non-publicly traded partnership or, if it has only one feeder fund, as a disregarded entity for Federal income tax purposes. Accordingly, it is expected that no Master LLC will be subject to any Federal income tax. Based upon the status of each Master LLC as a non-publicly traded partnership or disregarded entity, a Feeder Fund will take into account its share of its corresponding Master LLC’s income, capital gains, losses, deductions and credits in determining its income tax liability and its qualification as a regulated investment company under subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The determination of a Feeder Fund’s share of its corresponding Master LLC’s income, capital gains, losses, deductions and credits will be made in accordance with the Code and regulations promulgated thereunder.

ITEM 12.	Distribution Arrangements.

(a) Sales Loads. Not applicable.

(b) 12b-1 Fees. Not applicable.

(c) Multiple Class and Master-Feeder Funds.

Each Master LLC is part of a separate master-feeder structure. Members of the general public may not purchase interests in a Master LLC. However, a Master LLC may sell interests to other affiliated and non-affiliated investment companies and/or institutional investors. Each Feeder Fund acquires an indirect interest in the securities owned by its corresponding Master LLC and will pay a proportionate share of its corresponding Master LLC’s expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.

The “master-feeder” structure permits the pooling of assets of two or more Feeder Funds in each Master LLC in an effort to achieve potential economies of scale and efficiencies in portfolio management while preserving separate identities, management, pricing structures and/or distribution channels at the Feeder Fund level. A larger investment portfolio for a Master LLC may reduce certain transaction costs to the extent that contributions to and redemptions from each Master LLC’s portfolio by its various corresponding Feeder Funds may offset each other and produce a lower net cash flow.

A Feeder Fund’s investment in its corresponding Master LLC may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in its corresponding Master LLC or withdraws from its corresponding Master LLC, the remaining Feeder Funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from its corresponding Master LLC if that Master LLC voted to change its investment objective, policies or limitations in a manner not acceptable to the Trustees of that Feeder Fund. The withdrawal of all of a Feeder Fund’s assets from its corresponding Master LLC may affect the investment performance of the Feeder Fund and its corresponding Master LLC.

Each Master LLC normally will not hold meetings of investors, except as required by the Investment Company Act. Each Feeder Fund will be entitled to vote in proportion to its interest in its corresponding Master LLC. When a Feeder Fund is requested to vote on matters pertaining to its corresponding Master LLC, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in its corresponding Master LLC proportionately to the voting instructions received from the shareholders of the Feeder Fund. For more information about the “master-feeder” structure, please see Part A of each of the BIF Registration Statements and BBIF Registration Statements under “Account Information—Master/Feeder Structure.”

PART B

October 1, 2015

MASTER GOVERNMENT SECURITIES LLC

MASTER MONEY LLC

MASTER TAX-EXEMPT LLC

MASTER TREASURY LLC

ITEM 14.	Cover Page and Table of Contents.

This Part B, which is not a prospectus, supplements and should be read in conjunction with the current Part A of the registration statement of Master Government Securities LLC (the “Government LLC”), Master Money LLC (the “Money LLC”), Master Tax-Exempt LLC (the “Tax-Exempt LLC”) and Master Treasury LLC (the “Treasury LLC”) (each, a “Master LLC” and collectively, the “Master LLCs”), dated October 1, 2015, as it may be revised from time to time (the “Master LLC Part A”). To obtain a copy of this Registration Statement, please call the applicable Master LLC at 1-800-626-1960, or write to the applicable Master LLC at 100 Bellevue Parkway, Wilmington, Delaware 19809. The Master LLC Part A is incorporated herein by reference and this Part B is incorporated by reference in the Master LLC Part A.

As permitted by General Instruction D to Form N-1A, responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference to (1) (a) Post-Effective Amendment No. 43 of the Registration Statement on Form N-1A (Securities Act File No. 2-72724 and Investment Company Act File No. 811-03205) of BIF Government Securities Fund; (b) Post-Effective Amendment No. 53 of the Registration Statement on Form N-1A (Securities Act File No. 2-59311 and Investment Company Act File No. 811-02752) of BIF Money Fund; (c) Post-Effective Amendment No. 35 of the Registration Statement on Form N-1A (Securities Act File No. 33-37439 and Investment Company Act File No. 811-06196) of BIF Treasury Fund, each as filed with the Securities and Exchange Commission (the “Commission”) on July 27, 2015; and (d) Post-Effective Amendment No. 47 of the Registration Statement on Form N-1A (Securities File No. 2-69877 and Investment Company Act File No. 811-3111) of BIF Tax-Exempt Fund, as filed with the Commission on July 29, 2015, each as may be amended from time to time (collectively, the “BIF Registration Statements”); and (2) (a) Post-Effective Amendment No. 17 of the Registration Statement on Form N-1A (Securities Act File No. 333-99395 and Investment Company Act File No. 811-21197) of BBIF Government Securities Fund; (b) Post-Effective Amendment No. 17 of the Registration Statement on Form N-1A (Securities Act File No. 333-99387 and Investment Company Act File No. 811-21196) of BBIF Money Fund; (c) Post-Effective Amendment No. 17 of the Registration Statement on Form N-1A (Securities Act File No. 333-99391 and Investment Company Act File No. 811-21198) of BBIF Tax-Exempt Fund; and (d) Post-Effective Amendment No. 17 of the Registration Statement on Form N-1A (Securities Act File No. 333-99389 and Investment Company Act File No. 811-21199) of BBIF Treasury Fund, each as filed with the Commission on July 27, 2015, and as may be amended from time to time (collectively, the “BBIF Registration Statements”).

This Registration Statement refers to (i) BIF Government Securities Fund, BIF Money Fund, BIF Tax-Exempt Fund and BIF Treasury Fund collectively as the “BIF Funds,” and (ii) BBIF Government Securities Fund, BBIF Money Fund, BBIF Tax-Exempt Fund and BBIF Treasury Fund collectively as the “BBIF Funds.” Part A of each of the BIF Registration Statements includes the prospectus of the relevant BIF Fund. Part B of each of the BIF Registration Statements includes the statement of additional information of the relevant BIF Fund. Part A of each of the BBIF Registration Statements includes the prospectus of the relevant BBIF Fund. Part B of each of the BBIF Registration Statements includes the statement of additional information of the relevant BBIF Fund. Each corresponding BIF Fund and each corresponding BBIF Fund and any other feeder fund that may invest in a corresponding Master LLC are referred to herein as “Feeder Funds.”

Each Master LLC is part of a separate “master-feeder” structure. Each Feeder Fund invests all of its respective assets in limited liability company interests of its corresponding Master LLC. All portfolio investments will be at the level of each corresponding Master LLC. The BIF Funds and the BBIF Funds are the only Feeder Funds that currently invest in each corresponding Master LLC, as noted in the chart below:

Corresponding BIF Fund	Corresponding BBIF Fund	Corresponding Master LLC
BIF Government Securities Fund	BBIF Government Securities Fund	Master Government Securities LLC
BIF Money Fund	BBIF Money Fund	Master Money LLC
BIF Tax-Exempt Fund	BBIF Tax-Exempt Fund	Master Tax-Exempt LLC
BIF Treasury Fund	BBIF Treasury Fund	Master Treasury LLC

ITEM 15.	Master LLCs’ History.

Each Master LLC was organized in Delaware as a statutory trust on August 29, 2002 and commenced operations on February 13, 2003. Effective June 15, 2007, each Master LLC was reorganized as a Delaware limited liability company.

ITEM 16.	Description of Each Master LLC and its Investments and Risks.

The following information supplements and should be read in conjunction with Item 9 of the Master LLC Part A.

Information relating to the types of securities purchased by each Master LLC, the investment techniques used by each Master LLC, and certain risks relating thereto, as well as other information relating to each Master LLC’s investment strategies, is incorporated herein by reference to Part A of each of the BIF Registration Statements and each of the BBIF Registration Statements and the section entitled “Investment Objectives and Policies” in Part I of Part B of each of the BIF Registration Statements and each of the BBIF Registration Statements and the section entitled “Investment Risks and Considerations” in Part II of Part B of each of the BIF Registration Statements and each of the BBIF Registration Statements.

Each Master LLC has adopted a number of fundamental and non-fundamental investment restrictions and policies relating to the investment of its assets and its activities. Fundamental investment restrictions may not be changed without the affirmative vote of the holders of a majority of each Master LLC’s outstanding voting securities as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), which for this purpose means the lesser of (i) 67% of the interests represented at a meeting at which more than 50% of the outstanding interests are represented or (ii) more than 50% of the outstanding interests. Non-fundamental investment restrictions may be changed by each Master LLC’s Board of Directors without interestholder approval.

Government LLC

Under Government LLC’s fundamental investment restrictions, Government LLC may not:

(1) Issue senior securities to the extent such issuance would violate applicable law.

(2) Borrow money, except that (i) Government LLC may borrow from banks (as defined in the Investment Company Act) in amounts up to 33 1/3% of its total assets (including the amount borrowed), (ii) Government LLC may borrow up to an additional 5% of its total assets for temporary purposes, (iii) Government LLC may obtain such short term credit as may be necessary for the clearance of purchases and sales of portfolio securities, and (iv) Government LLC may purchase securities on margin to the extent permitted by applicable law. These restrictions on borrowing shall not apply to reverse repurchase agreements as described in the Master LLC Part A and Part B with respect to Government LLC. Government LLC may not pledge its assets other than to secure such borrowings or to the extent permitted by Government LLC’s investment policies as set forth in the Master LLC Part A and Part B, as they may be amended from time to time, in connection with hedging transactions, short sales, when-issued, reverse repurchase and forward commitment transactions and similar investment strategies.

(3) Underwrite securities of other issuers except insofar as Government LLC may be deemed an underwriter under the Securities Act of 1933, as amended (the “Securities Act”), in selling portfolio securities.

(4) Invest more than 25% of its total assets, taken at market value, in the securities of issuers in any particular industry (excluding securities issued by the U.S. Government and its agencies and instrumentalities).

(5) Purchase or sell real estate, except that, to the extent permitted by applicable law, Government LLC may invest in securities directly or indirectly secured by real estate or interests therein or issued by companies which invest in real estate or interests therein.

(6) Purchase or sell commodities or contracts on commodities, except to the extent that Government LLC may do so in accordance with applicable law and the Master LLC Part A and Part B, as they may be amended from time to time, and without registering as a commodity pool operator under the Commodity Exchange Act.

(7) Make loans to other persons, except that the acquisition of bonds, debentures or other debt securities and investment in government obligations, commercial paper, pass-through instruments, certificates of deposit, bankers’ acceptances, repurchase agreements or any similar instruments shall not be deemed to be the making of a loan, and except further that Government LLC may lend its portfolio securities, provided that the lending of portfolio securities may be made only in accordance with applicable law and guidelines set forth in the Master LLC Part A and Part B with respect to Government LLC, as they may be amended from time to time.

(8) Make any investment inconsistent with Government LLC’s classification as a diversified company under the Investment Company Act.

Under Government LLC’s non-fundamental investment restrictions, Government LLC may not:

a. Purchase any securities on margin, except for the use of short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities.

b. Make short sales of securities or maintain a short position.

c. Write, purchase or sell puts, calls or combinations thereof.

d. Subject to fundamental investment restriction (8) above, Government LLC may not purchase shares of any registered open-end investment company or registered unit investment trust, in reliance on Section 12(d)(1)(F) or (G) (the “fund of funds” provisions) of the Investment Company Act, at any time its interests are owned by another investment company that is part of the same group of investment companies as Government LLC.

e. Change its policy of purchasing any securities other than short term marketable securities which are direct obligations of the U.S. Government and repurchase agreements pertaining to such securities, unless Government LLC provides its shareholders with 60 days’ prior written notice of such change.

f. Enter into repurchase agreements with any one bank or primary dealer or an affiliate thereof, if immediately thereafter, more than 5% of the value of its total assets (taken at market value) would be invested in repurchase agreements with such bank or primary dealer or an affiliate thereof.

g. Enter into repurchase agreements if, as a result thereof, more than 5% of Government LLC’s total net assets (taken at market value at the time of each investment) would be subject to repurchase agreements maturing in more than seven days.

h. Borrow amounts in excess of 20% of its total assets, taken at market value (including the amount borrowed), and then only from banks as a temporary measure for extraordinary or emergency purposes (usually only “leveraged” investment companies may borrow in excess of 5% of their assets; however, Government LLC will not borrow to increase income but only to meet redemption requests which might otherwise require untimely dispositions of portfolio securities). Government LLC will not purchase securities while borrowings are outstanding. Interest paid on such borrowings will reduce net income.

i. Mortgage, pledge, hypothecate or in any manner transfer as security for indebtedness any securities owned or held by Government LLC except as may be necessary in connection with borrowings mentioned in (h) above, and then such mortgaging, pledging or hypothecating may not exceed 10% of Government LLC’s net assets, taken at market value.

Except with respect to Government LLC’s fundamental borrowing restriction, if a percentage restriction on the investment or use of assets set forth above is adhered to at the time a transaction is effected, later changes in percentages resulting from changing values will not be considered a violation.

Money LLC

Under its fundamental investment restrictions, Money LLC may not:

(1) Issue senior securities to the extent such issuance would violate applicable law.

(2) Borrow money, except that (i) Money LLC may borrow from banks (as defined in the Investment Company Act) in amounts up to 33 1/3% of its total assets (including the amount borrowed), (ii) Money LLC may borrow up to an additional 5% of its total assets for temporary purposes, (iii) Money LLC may obtain such short term credit as may be necessary for the clearance of purchases and sales of portfolio securities, and (iv) Money LLC may purchase securities on margin to the extent permitted by applicable law. These restrictions on borrowing shall not apply to reverse repurchase agreements as described in the Master LLC Part A and Part B with respect to Money LLC. Money LLC may not pledge its assets other than to secure such borrowings or to the extent permitted by Money LLC’s investment policies as set forth in the Master LLC Part A and Part B, as they may be amended from time to time, in connection with hedging transactions, short sales, when-issued, reverse repurchase and forward commitment transactions and similar investment strategies.

(3) Underwrite securities of other issuers, except insofar as Money LLC may be deemed an underwriter under the Securities Act of 1933, as amended (the “Securities Act”), in selling portfolio securities.

(4) Invest more than 25% of its total assets, taken at market value, in the securities of issuers in any particular industry (excluding securities issued by the U.S. Government and its agencies and instrumentalities and certain instruments issued by domestic banks). (Money LLC interprets the exclusion for “instruments issued by domestic banks” in this fundamental investment restriction to include certificates of deposit, bankers’ acceptances and other similar obligations of U.S. branches or subsidiaries of foreign banks if the branch or subsidiary is subject to the same regulation as U.S. banks.)

(5) Purchase or sell real estate, except that, to the extent permitted by applicable law, Money LLC may invest in securities directly or indirectly secured by real estate or interests therein or issued by companies which invest in real estate or interests therein.

(6) Purchase or sell commodities or contracts on commodities, except to the extent that Money LLC may do so in accordance with applicable law and the Master LLC Part A and Part B, as they may be amended from time to time, and without registering as a commodity pool operator under the Commodity Exchange Act.

(7) Make loans to other persons, except that the acquisition of bonds, debentures or other debt securities and investment in government obligations, commercial paper, pass-through instruments, certificates of deposit, bankers’ acceptances, repurchase agreements or any similar instruments shall not be deemed to be the making of a loan, and except further that Money LLC may lend its portfolio securities, provided that the lending of portfolio securities may be made only in accordance with applicable law and guidelines set forth in the Master LLC Part A and Part B with respect to Money LLC, as they may be amended from time to time.

(8) Make any investment inconsistent with Money LLC’s classification as a diversified company under the Investment Company Act.

Under Money LLC’s non-fundamental investment restrictions, Money LLC may not:

a. Purchase any securities on margin, except for the use of short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities.

b. Make short sales of securities or maintain a short position.

c. Write, purchase or sell puts, calls or combinations thereof.

d. Subject to fundamental investment restriction (7) above, Money LLC may from time to time lend securities from its portfolio to brokers, dealers and financial institutions and receive collateral in cash or securities issued or guaranteed by the U.S. Government which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. Such cash collateral will be invested in short-term securities, the income from which will increase the return to Money LLC. Such loans will be terminable at any time. Money LLC will have the right to regain record ownership of loaned securities to exercise beneficial rights. Money LLC may pay reasonable fees in connection with the arranging of such loan.

e. Subject to fundamental investment restriction (8) above, Money LLC may not purchase shares of any registered open-end investment company or registered unit investment trust, in reliance on Section 12(d)(1)(F) or (G) (the “fund of funds” provisions) of the Investment Company Act, at any time its interests are owned by another investment company that is part of the same group of investment companies as Money LLC.

f. Change its policy of purchasing any securities other than types of money market securities and investments described under “Investment Objectives and Policies,” unless Money LLC provides its shareholders with 60 days’ prior written notice of such change.

g. Purchase the securities of any one issuer, other than the U.S. Government, its agencies or instrumentalities, if immediately after the purchase, more than 5% of the value of its total assets (taken at market value) would be invested in such issuer, except that, in the case of bank money market instruments or repurchase agreements with any one bank, up to 25% of the value of Money LLC’s total assets may be invested without regard to such 5% limitation but shall instead be subject to a 10% limitation.

h. Purchase more than 10% of the outstanding securities, or more than 10% of the outstanding voting securities, of an issuer.

i. Enter into repurchase agreements if, as a result, more than 5% of Money LLC’s total assets (taken at market value at the time of each investment, together with any other investments deemed illiquid) would be subject to repurchase agreements maturing in more than seven days.

j. Make investments for the purpose of exercising control or management.

k. Purchase securities of other investment companies, except in connection with a merger, consolidation, acquisition or reorganization.

l. Borrow amounts in excess of 20% of its total assets, taken at market value (including the amount borrowed), and then only from banks as a temporary measure for extraordinary or emergency purposes (the borrowing provisions shall not apply to reverse repurchase agreements) (usually only “leveraged” investment companies may borrow in excess of 5% of their assets; however, Money LLC will not borrow to increase income but only to meet redemption requests which might otherwise require untimely dispositions of portfolio securities). Money LLC will not purchase securities while borrowings are outstanding. Interest paid on such borrowings will reduce net income.

m. Mortgage, pledge, hypothecate or in any manner transfer as security for indebtedness any securities owned or held by Money LLC except as may be necessary in connection with borrowings referred to in its non-fundamental investment restriction (l) above, and then such mortgaging, pledging or hypothecating may not exceed 10% of Money LLC’s net assets taken at the market value.

n. Invest in securities with legal or contractual restrictions that limit or prohibit resale (except for repurchase agreements) or for which no readily available market exists if, regarding all such securities, more than 10% of its total assets (taken at market value) would be invested in such securities.

o. Invest in securities of issuers (other than issuers of U.S. Government agency securities) having a record, together with predecessors, of less than three years of continuous operation if, regarding all such securities, more than 5% of its total assets (taken at market value) would be invested in such securities.

p. Enter into reverse repurchase agreements if, as a result thereof, Money LLC’s obligations with respect to reverse repurchase agreements would exceed one-third of its net assets (defined to be total assets, taken at market value, less liabilities other than reverse repurchase agreements).

q. Purchase or retain the securities of any issuer, if those individual officers and Directors of Money LLC, the Manager or any subsidiary thereof each owning beneficially more than 1% of the securities of such issuer own in the aggregate more than 5% of the securities of the issuer.

Except with respect to Money LLC’s fundamental borrowing restriction, if a percentage restriction on the investment or use of assets set forth above is adhered to at the time a transaction is effected, later changes in percentages resulting from changing values will not be considered a violation.

Notwithstanding the provision of non-fundamental investment restriction (n), Money LLC may not invest more than 5% of the value of its total assets in securities that are illiquid (i.e., securities that cannot be sold or disposed of in the ordinary course of business within seven days at approximately the value ascribed to them by Money LLC).

Tax-Exempt LLC

Under Tax-Exempt LLC’s fundamental investment restrictions, Tax-Exempt LLC may not:

(1) Issue senior securities to the extent such issuance would violate applicable law.

(2) Borrow money, except that (i) Tax-Exempt LLC may borrow from banks (as defined in the Investment Company Act) in amounts up to 33 1/3% of its total assets (including the amount borrowed), (ii) Tax-Exempt LLC may borrow up to an additional 5% of its total assets for temporary purposes, (iii) Tax-Exempt LLC may obtain such short term credit as may be necessary for the clearance of purchases and sales of portfolio securities, and (iv) Tax-Exempt LLC may purchase securities on margin to the extent permitted by applicable law. These restrictions on borrowing shall not apply to reverse repurchase agreements as described in the Master LLC Part A and Part B with respect to Tax-Exempt LLC. Tax-Exempt LLC may not pledge its assets other than to secure such borrowings or to the extent permitted by Tax-Exempt LLC’s investment policies as set forth in the Master LLC Part A and Part B, as they may be amended from time to time, in connection with hedging transactions, short sales, when-issued, reverse repurchase and forward commitment transactions and similar investment strategies.

(3) Underwrite securities of other issuers except insofar as Tax-Exempt LLC may be deemed an underwriter under the Securities Act of 1933, as amended (the “Securities Act”), in selling portfolio securities.

(4) Invest more than 25% of its total assets, taken at market value, in the securities of issuers in any particular industry (excluding securities issued by the U.S. Government and its agencies and instrumentalities).

(5) Purchase or sell real estate, except that, to the extent permitted by applicable law, Tax-Exempt LLC may invest in securities directly or indirectly secured by real estate or interests therein or issued by companies which invest in real estate or interests therein.

(6) Purchase or sell commodities or contracts on commodities, except to the extent that Tax-Exempt LLC may do so in accordance with applicable law and the Master LLC Part A and Part B with respect to Tax-Exempt LLC, as they may be amended from time to time, and without registering as a commodity pool operator under the Commodity Exchange Act.

(7) Make loans to other persons, except that the acquisition of bonds, debentures or other debt securities and investment in government obligations, commercial paper, pass-through instruments, certificates of deposit, bankers’ acceptances, repurchase agreements or any similar instruments shall not be deemed to be the making of a loan, and except further that Tax-Exempt LLC may lend its portfolio securities, provided that the lending of portfolio securities may be made only in accordance with applicable law and guidelines set forth in the Master LLC Part A and Part B with respect to Tax-Exempt LLC, as they may be amended from time to time.

(8) Make any investment inconsistent with Tax-Exempt LLC’s classification as a diversified company under the Investment Company Act.

As an additional fundamental policy, Tax-Exempt LLC will, under normal circumstances, invest at least 80% of its assets in securities the income from which is exempt from Federal income tax and any Federal alternative minimum tax or will invest in securities so that at least 80% of the income that it distributes will be exempt from Federal income tax and any Federal alternative minimum tax. For this purpose, assets include any borrowings for investment purposes.

Under Tax-Exempt LLC’s non-fundamental investment restrictions, Tax-Exempt LLC may not:

a. Purchase any securities on margin, except for the use of short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities.

b. Make short sales of securities or maintain a short position.

c. Write, purchase or sell puts, calls or combinations thereof.

d. Subject to fundamental investment restriction (8) above, Tax-Exempt LLC may not purchase shares of any registered open-end investment company or registered unit investment trust, in reliance on Section 12(d)(1)(F) or (G) (the “fund of funds” provisions) of the Investment Company Act, at any time its interests are owned by another investment company that is part of the same group of investment companies as Tax-Exempt LLC.

e. Purchase any securities other than tax-exempt securities referred to herein and in a Feeder Fund’s registration statement.

f. Invest more than 5% of its total assets (taken at market value at the time of each investment) in the securities of any one issuer except that such restriction shall not apply to securities backed (i.e., guaranteed) by the United States Government or its agencies or instrumentalities (for purposes of this restriction, Tax-Exempt LLC will regard each state and each political subdivision, agency or instrumentality of such state and each multi-state agency of which such state is a member and each public authority which issues securities on behalf of a private entity as a separate issuer, except that if the security is backed only by the assets and revenues of a non-government entity then the entity with the ultimate responsibility for the payment of interest and principal may be regarded as the sole issuer).

g. Invest more than 5% of its total assets (taken at market value at the time of each investment) in industrial revenue bonds where the entity supplying the revenues from which the issue is to be paid, including predecessors, has a record of less than three years of continuous operation.

h. Make investments for the purpose of exercising control or management.

i. Purchase securities of other investment companies, except in connection with a merger, consolidation, acquisition or reorganization.

j. Borrow amounts in excess of 20% of its total assets taken at market value (including the amount borrowed), and then only from banks as a temporary measure for extraordinary or emergency purposes. (Usually only “leveraged” investment companies may borrow in excess of 5% of their assets; however, Tax-Exempt LLC will not borrow to increase income but only to meet redemption requests which might otherwise require untimely dispositions of portfolio securities. Tax-Exempt LLC will not purchase securities while borrowings are outstanding. Interest paid on such borrowings will reduce net income.)

k. Mortgage, pledge, hypothecate or in any manner transfer as security for indebtedness any securities owned or held by Tax-Exempt LLC except as may be necessary in connection with borrowings mentioned in (j) above, and then such mortgaging, pledging or hypothecating may not exceed 10% of its total assets, taken at value.

l. Invest in securities with legal or contractual restrictions on resale or for which no readily available market exists if, regarding all such securities, more than 10% of its total assets (taken at value), would be invested in such securities.

Except with respect to Tax-Exempt LLC’s fundamental borrowing restriction, if a percentage restriction on the investment or use of assets set forth above is adhered to at the time a transaction is effected, later changes in percentages resulting from changing values will not be considered a violation.

Notwithstanding the provision of non-fundamental investment restriction (l), Tax-Exempt LLC may not invest more than 5% of the value of its total assets in securities that are illiquid (i.e., securities that cannot be sold or disposed of in the ordinary course of business within seven days at approximately the value ascribed to them by Tax-Exempt LLC).

Treasury LLC

Under Treasury LLC’s fundamental investment restrictions, Treasury LLC may not:

(1) Issue senior securities to the extent such issuance would violate applicable law.

(2) Borrow money, except that (i) Treasury LLC may borrow from banks (as defined in the Investment Company Act) in amounts up to 33 1/3% of its total assets (including the amount borrowed), (ii) Treasury LLC may borrow up to an additional 5% of its total assets for temporary purposes, (iii) Treasury LLC may obtain such short term credit as may be necessary for the clearance of purchases and sales of portfolio securities, and (iv) Treasury LLC may purchase securities on margin to the extent permitted by applicable law. These restrictions on borrowing shall not apply to reverse repurchase agreements as described in the Master LLC Part A and Part B with respect to Treasury LLC. Treasury LLC may not pledge its assets other than to secure such borrowings or to the extent permitted by Treasury LLC’s investment policies as set forth in the Master LLC Part A and Part B, as they may be amended from time to time, in connection with hedging transactions, short sales, when-issued, reverse repurchase and forward commitment transactions and similar investment strategies.

(3) Underwrite securities of other issuers except insofar as Treasury LLC may be deemed an underwriter under the Securities Act of 1933, as amended (the “Securities Act”), in selling portfolio securities.

(4) Invest more than 25% of its total assets, taken at market value, in the securities of issuers in any particular industry (excluding securities issued by the U.S. Government and its agencies and instrumentalities).

(5) Purchase or sell real estate, except that, to the extent permitted by applicable law, Treasury LLC may invest in securities directly or indirectly secured by real estate or interests therein or issued by companies which invest in real estate or interests therein.

(6) Purchase or sell commodities or contracts on commodities, except to the extent that Treasury LLC may do so in accordance with applicable law and the Master LLC Part A and Part B with respect to Treasury LLC, as they may be amended from time to time, and without registering as a commodity pool operator under the Commodity Exchange Act.

(7) Make loans to other persons, except that the acquisition of bonds, debentures or other debt securities and investment in government obligations, commercial paper, pass-through instruments, certificates of deposit, bankers’ acceptances, repurchase agreements or any similar instruments shall not be deemed to be the making of a loan, and except further that Treasury LLC may lend its portfolio securities, provided that the lending of portfolio securities may be made only in accordance with applicable law and guidelines set forth in the Master LLC Part A and Part B with respect to Treasury LLC, as they may be amended from time to time.

(8) Make any investment inconsistent with Treasury LLC’s classification as a diversified company under the Investment Company Act.

Under Treasury LLC’s non-fundamental investment restrictions, Treasury LLC may not:

a. Purchase any securities on margin, except for the use of short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities.

b. Make short sales of securities or maintain a short position.

c. Write, purchase or sell puts, calls or combinations thereof.

d. Subject to fundamental investment restriction (8) above, Treasury LLC may not purchase shares of any registered open-end investment company or registered unit investment trust, in reliance on Section 12(d)(1)(F) or (G) (the “fund of funds” provisions) of the Investment Company Act, at any time its interests are owned by another investment company that is part of the same group of investment companies as Treasury LLC.

e. Change its policy of purchasing any securities other than direct obligations of the U.S. Treasury with remaining maturities of not more than 397 days (13 months), unless Treasury LLC provides its shareholders with 60 days’ prior written notice of such change.

f. Borrow amounts in excess of 20% of its total assets, taken at market value (including the amount borrowed), and then only from banks as a temporary measure for extraordinary or emergency purposes (usually only “leveraged” investment companies may borrow in excess of 5% of their assets; however, Treasury LLC will not borrow to increase income but only to meet redemption requests which might otherwise require untimely dispositions of portfolio securities). Treasury LLC will not purchase securities while borrowings are outstanding. Interest paid on such borrowings will reduce net income.

g. Mortgage, pledge, hypothecate or in any manner transfer as security for indebtedness any securities owned or held by Treasury LLC except as may be necessary in connection with borrowings mentioned in (f) above, and then such mortgaging, pledging or hypothecating may not exceed 10% of Treasury LLC’s net assets, taken at market value.

Except with respect to Treasury LLC’s fundamental borrowing restriction, if a percentage restriction on the investment or use of assets set forth above is adhered to at the time a transaction is effected, later changes in percentages resulting from changing values will not be considered a violation.

Information on each Master LLC’s policies and procedures with respect to the selective disclosure of each Master LLC’s portfolio holdings is incorporated herein by reference to the section entitled “Management and Other Service Arrangements—Selective Disclosure of Portfolio Holdings” in Part II of Part B of each BIF Registration Statement and BBIF Registration Statement.

ITEM 17.	Management of Each Master LLC.

Information on Directors and Officers

The Board of Directors of each Master LLC (each, a “Board”) consists of fifteen individuals (each, a “Director”), thirteen of whom are not “interested persons” of the Master LLC as defined in the Investment Company Act (the “Independent Directors”). The same individuals serve as Trustees of each corresponding Feeder Fund. The registered investment companies advised by the Manager or its affiliates (the “BlackRock-advised Funds”) are organized into one complex of closed-end funds (the “Closed-End Complex”), two complexes of open-end funds (the “Equity-Liquidity Complex” and the “Equity-Bond Complex”) and one complex of exchange-traded funds (each, a “BlackRock Fund Complex”). Each Master LLC is included in the BlackRock Fund Complex referred to as the Equity-Liquidity Complex. The Directors also oversee as board members the operations of the other open-end registered investment companies included in the Equity-Liquidity Complex.

The Board of each Master LLC has overall responsibility for the oversight of the applicable Master LLC. The Chair of the Board is an Independent Director, and the Chair of each Board committee (each, a “Committee”) is an Independent Director. The Board has five standing Committees: an Audit Committee, a Governance and Nominating Committee, a Compliance Committee, a Performance Oversight and Contract Committee and an Executive Committee. The role of the Chair of the Board is to preside at all meetings of the Board, and to act as a liaison with service providers, officers, attorneys, and other Directors generally between meetings. The Chair of each Committee performs a similar role with respect to the Committee. The Chair of the Board or the Chair of a Committee may also perform such other functions as may be delegated by the Board or the Committee from time to time. The Independent Directors meet regularly outside the presence of Master LLC management, in executive session or with other service providers to the Master LLCs. The Board has regular meetings five times a year, and may hold special meetings if required before its next regular meeting. Each Committee meets regularly to conduct the oversight functions delegated to that Committee by the Board and reports its findings to the Board. The Board and each standing Committee conduct annual assessments of their oversight function and structure. The Board has determined that the Board’s leadership structure is appropriate because it allows the Board to exercise independent judgment over management and to allocate areas of responsibility among Committees and the full Board to enhance effective oversight.

Each Board has engaged the Manager to manage the applicable Master LLC on a day-to-day basis. Each Board is responsible for overseeing the Manager, other service providers, the operations of the applicable Master LLC and associated risks in accordance with the provisions of the Investment Company Act, state law, other applicable laws, the applicable Master LLC’s charter, and the applicable Master LLC’s investment objective and strategies. Each Board reviews, on an ongoing basis, the applicable Master LLC’s performance, operations, and investment strategies and techniques. Each Board also conducts reviews of the Manager and its role in running the operations of the applicable Master LLC.

Day-to-day risk management with respect to each Master LLC is the responsibility of the Manager or of sub-advisers or other service providers (depending on the nature of the risk), subject to the supervision of the Manager. The Master LLCs are subject to a number of risks, including investment, compliance, operational and valuation risks, among others. While there are a number of risk management functions performed by the Manager and the sub-advisers or other service providers, as applicable, it is not possible to eliminate all of the risks applicable to the Master LLCs. Risk oversight forms part of the Board’s general oversight of the applicable Master LLC and is addressed as part of various Board and Committee activities. Each Board, directly or through a Committee, also reviews reports from, among others, management, the independent registered public accounting firm for the applicable Master LLC, sub-advisers, and internal auditors for the investment adviser or its affiliates, as appropriate, regarding risks faced by the Master LLCs and management’s or the service provider’s risk functions. The Committee system facilitates the timely and efficient consideration of matters by the Directors, and facilitates effective oversight of compliance with legal and regulatory requirements and of the Master LLC’s activities and associated risks. Each Board has appointed a Chief Compliance Officer, who oversees the implementation and testing of the applicable Master LLC’s compliance program and reports to the Board regarding compliance matters for the Master LLC and its service providers. The Independent Directors have engaged independent legal counsel to assist them in performing their oversight responsibilities.

The members of the Audit Committees (each, an “Audit Committee”) are Kenneth L. Urish (Chair), Frank J. Fabozzi, Herbert I. London, Mark Stalnecker and Frederick W. Winter, all of whom are Independent Directors. The principal responsibilities of the Audit Committee are to approve, and recommend to the full board for approve, the selection, retention, termination and compensation of the Master LLC’s independent registered public accounting firm (the “Independent Registered Public Accounting Firm”) and to oversee the Independent Registered Public Accounting Firm’s work. Each Audit Committee’s responsibilities include, without limitation, to (1) evaluate the qualifications and independence of the Independent Registered Public Accounting Firm; (2) approve all audit engagement terms and fees for the applicable Master LLC; (3) review the conduct and results of each independent audit of the applicable Master LLC’s annual financial statements; (4) review any issues raised by the Independent Registered Public Accounting Firm or Master LLC management regarding the accounting or financial reporting policies and practices of a Master LLC and the internal controls of the applicable Master LLC and certain service providers; (5) oversee the performance of the applicable Master LLC’s Independent Registered Public Accounting Firm; (6) review and discuss with management and the applicable Master LLC’s Independent Registered Public Accounting Firm the performance and findings of the applicable Master LLC’s internal auditors; (7) discuss with Master LLC management its policies regarding risk assessment and risk management, as such matters relate to the applicable Master LLC’s financial reporting and controls; (8) resolve any disagreements between Master LLC management and the Independent Registered Public Accounting Firm regarding financial reporting; and (9) undertake such other duties and responsibilities as may from time to time be delegated by the Board to the Audit Committee. Each Board has adopted a written charter for the Audit Committee. During the fiscal year ended March 31, 2015, each Audit Committee met four times.

The members of the Governance and Nominating Committees (each, a “Governance Committee”) are Dr. Matina S. Horner (Chair), Collette Chilton, Herbert I. London, Cynthia A. Montgomery, Robert C. Robb, Jr. and Toby Rosenblatt, all of whom are Independent Directors. The principal responsibilities of each Governance Committee are to (1) identify individuals qualified to serve as Independent Directors of the applicable Master LLC, and recommend Independent Director nominees for election by shareholders or appointment by the Board; (2) advise the Board with respect to Board composition, procedures and committees (other than the Audit Committee); (3) oversee periodic self-assessments of the Board and committees of the Board (other than the Audit Committee); (4) review and make recommendations regarding Independent Director compensation; (5) monitor corporate governance matters and develop appropriate recommendations to the Board; (6) act as the administrative committee with respect to Board policies and procedures, committee policies and procedures (other than the Audit Committee) and codes of ethics as they relate to Independent Directors; and (7) undertake such other duties and responsibilities as may from time to time be delegated by the Board to the Governance Committee. Each Governance Committee may consider nominations for the office of Director made by Master LLC shareholders as it deems appropriate. The Master LLC shareholders who wish to recommend a nominee should send nominations to the Secretary of the applicable Master LLC that include biographical information and set forth the qualifications of the proposed nominee. Each Board has adopted a written charter for the Governance Committee. During the fiscal year ended March 31, 2015, each Governance Committee met four times.

The members of the Compliance Committees (each, a “Compliance Committee”) are Joseph P. Platt (Chair), Rodney D. Johnson, Cynthia A. Montgomery and Robert C. Robb, Jr. all of whom are Independent Directors. Each Compliance Committee’s purpose is to assist the Board in fulfilling its responsibility to oversee regulatory and fiduciary compliance matters involving the applicable Master LLC, the fund-related activities of BlackRock and the applicable Master LLC’s third-party service providers. Each Compliance Committee’s responsibilities include, without limitation, to (1) oversee the compliance policies and procedures of the applicable Master LLC and its service providers and recommend changes or additions to such policies and procedures; (2) review information on and, where appropriate, recommend policies concerning a Master LLC’s compliance with applicable law; (3) review reports from, oversee the annual performance review of, and make certain recommendations and determinations regarding the Chief Compliance Officer (the “CCO”), including determining the amount and structure of the CCO’s compensation and recommending such amount and structure to the full Board for approval and ratification; and (4) undertake such other duties and responsibilities as may from time to time be delegated by the Board to the Compliance Committee. Each Board has adopted a written charter for the Compliance Committee. During the fiscal year ended March 31, 2015, each Compliance Committee met four times.

The members of the Performance Oversight and Contract Committees (each, a “Performance Oversight Committee”) are David O. Beim (Chair), Frank J. Fabozzi, Collette Chilton, Toby Rosenblatt, Mark Stalnecker and Frederick W.Winter, all of whom are Independent Directors. Each Performance Oversight Committee’s purpose is to assist the Board in fulfilling its responsibility to oversee the applicable Master LLC’s investment performance relative to its agreed-upon performance objectives and to assist the Independent Directors in their consideration of investment advisory agreements. Each Performance Oversight Committee’s responsibilities include, without limitation, to (1) review information on, and make recommendations to the full Board in respect of, the applicable Master LLC’s investment objective, policies and practices; (2) review information on the applicable Master LLC’s investment performance; (3) review information on appropriate benchmarks and competitive universes and unusual or exceptional investment matters; (4) review personnel and other resources devoted to management of the applicable Master LLC and evaluate the nature and quality of information furnished to the Performance Oversight Committee; (5) recommend any required action regarding changes in fundamental and non-fundamental investment policies and restrictions, Master LLC mergers or liquidations; (6) request and review information on the nature, extent and quality of services provided to the shareholders; (7) make recommendations to the Board concerning the approval or renewal of investment advisory agreements; and (8) undertake such other duties and responsibilities as may from time to time be delegated by the Board to the Performance Oversight Committee. Each Board has adopted a written charter for the Performance Oversight Committee. During the fiscal year ended March 31, 2015, each Performance Oversight Committee met four times.

The members of the Executive Committees (each, an “Executive Committee”) are Dr. Matina S. Horner and Rodney D. Johnson, both of whom are Independent Directors, and Barbara G. Novick, who serves as an interested Director. The principal responsibilities of the Executive Committee are to (1) act on routine matters between meetings of the Board; (2) act on such matters as may require urgent action between meetings of the Board; and (3) exercise such other authority as may from time to time be delegated to the Executive Committee by the Board. Each Board has adopted a written charter for the Executive Committee. During the fiscal year ended March 31, 2015, each Executive Committee held one formal meeting. Each Executive Committee met informally numerous times throughout the fiscal year.

The Governance Committee has adopted a statement of policy that describes the experience, qualifications, skills and attributes that are necessary and desirable for potential Independent Director candidates (the “Statement of Policy”). Each Board believes that each Independent Director satisfied, at the time he or she was initially elected or appointed a Director, and continues to satisfy, the standards contemplated by the Statement of Policy. Furthermore, in determining that a particular Independent Director was and continues to be qualified to serve as a Director, each Board has considered a variety of criteria, none of which, in isolation, was controlling. Each Board believes that, collectively, the Independent Directors have balanced and diverse experience, skills, attributes and qualifications, which allow the Board to operate effectively in governing the applicable Master LLC and protecting the interests of shareholders. Among the attributes common to all Independent Directors are their ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with the Master LLCs’ investment adviser, sub-advisers, other service providers, counsel and independent auditors, and to exercise effective business judgment in the performance of their duties as Independent Directors.

Each Director’s ability to perform his or her duties effectively is evidenced by his or her educational background or professional training; business, consulting, public service or academic positions; experience from service as a board member of each Master LLC and the other funds in the BlackRock Fund Complexes (and any predecessor funds), other investment funds, public companies, non-profit entities or other organizations; ongoing commitment to and participation in Board and Committee meetings, as well as his or her leadership of standing and ad hoc committees throughout the years; or other relevant life experiences.

The table below discusses some of the experiences, qualifications and skills of each of the Directors that support the conclusion that each Director should serve (or continue to serve) on the Boards.

Director	Experience, Qualifications and Skills
Independent Directors
David O. Beim	David O. Beim has served for over 16 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy Merrill Lynch Investment Managers, L.P. (“MLIM”) funds. Mr. Beim has served as a professor of finance and economics at the Columbia University Graduate School of Business since 1991 and has taught courses on corporate finance, international banking and emerging financial markets. The Boards benefit from the perspective and background gained by his almost 20 years of academic experience. He has published numerous articles and books on a range of topics, including, among others, banking and finance. In addition, Mr. Beim spent 25 years in investment banking, including starting and running the investment banking business at Bankers Trust Company.

Collette Chilton	Collette Chilton recently joined as a member of the boards of the funds in the Equity-Liquidity Complex. Ms. Chilton has over 20 years of experience in investment management. She has held the position of Chief Investment Officer of Williams College since October 2006. Prior to that she was President and Chief Investment Officer of Lucent Asset Management Corporation, where she oversaw approximately $40 billion in pension and retirement savings assets for the company. These positions have provided her with insight and perspective on the markets and the economy. The Board benefits from this knowledge and experience.

Frank J. Fabozzi	Frank J. Fabozzi recently joined as a member of the boards of the funds in the Equity-Liquidity Complex. Dr. Fabozzi has served for over 25 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Closed-End Complex and its predecessor funds. Dr. Fabozzi holds the designation of Chartered Financial Analyst and Certified Public Accountant. Dr. Fabozzi was inducted into the Fixed Income Analysts Society’s Hall of Fame and is the 2007 recipient of the C. Stewart Sheppard Award and the 2015 recipient of the James R. Vertin award, both given by the CFA Institute. The Board benefits from Dr. Fabozzi’s experience as a professor and author in the field of finance. Dr. Fabozzi’s experience as a professor at various institutions including EDHEC Business School, Yale, MIT and Princeton, as well as Dr. Fabozzi’s experience as a Professor in the Practice of Finance and Becton Fellow at the Yale University School of Management and as editor of the Journal of Portfolio Management demonstrate his wealth of expertise in the investment management and structured finance areas. Dr. Fabozzi has authored and edited numerous books and research papers on topics in management and financial econometrics, and his writings have focused on fixed-income securities and portfolio management, many of which are considered standard references in the investment management industry. Dr. Fabozzi’s long-standing service on the boards of the funds in the Closed-End Complex also provides him with an understanding of the Master LLCs, their operations, and the business and regulatory issues facing the Master LLCs.

Dr. Matina S. Horner	Dr. Matina S. Horner has served for over ten years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy BlackRock funds. The Boards benefit from her prior service as Executive Vice President of Teachers Insurance and Annuity Association and College Retirement Equities Fund, which provided Dr. Horner with management and corporate governance experience. In addition, Dr. Horner served as a professor in the Department of Psychology at Harvard University and served as President of Radcliffe College for 17 years. Dr. Horner also served on various public, private and non-profit boards.

Rodney D. Johnson	Rodney D. Johnson has served for over 20 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy BlackRock funds. He has over 25 years of experience as a financial advisor covering a range of engagements, which has broadened his knowledge of and experience with the investment management business. Prior to founding Fairmount Capital Advisors, Inc., Mr. Johnson served as Chief Financial Officer of Temple University for four years. He served as Director of Finance and Managing Director, in addition to a variety of other roles, for the City of Philadelphia, and has extensive experience in municipal finance. Mr. Johnson was also a tenured associate professor of finance at Temple University and a research economist with the Federal Reserve Bank of Philadelphia.

Herbert I. London	Herbert I. London has served for over 20 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy MLIM funds. Dr. London’s experience as president of the Hudson Institute, an internationally recognized think tank and public policy research organization in Washington D.C., from 1997 to 2011, and in various positions at New York University provide both background and perspective on financial, economic and global issues, which enhance his service on the Boards. He has authored several books and numerous articles, which have appeared in major newspapers and journals throughout the United States.

Cynthia A. Montgomery	Cynthia A. Montgomery has served for over 20 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy MLIM funds. The Boards benefit from Ms. Montgomery’s more than 20 years of academic experience as a professor at Harvard Business School where she taught courses on corporate strategy and corporate governance. Ms. Montgomery also has business management and corporate governance experience through her service on the corporate boards of a variety of public companies. She has also authored numerous articles and books on these topics.

Joseph P. Platt	Joseph P. Platt has served for over 15 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy BlackRock funds. Mr. Platt currently serves as general partner at Thorn Partners, LP, a private investment company. Prior to his joining Thorn Partners, LP, he was an owner, director and executive vice president with Johnson and Higgins, an insurance broker and employee benefits consultant. He has over 25 years’ experience in the areas of insurance, compensation and benefits. Mr. Platt also serves on the boards of public, private and non-profit companies.

Robert C. Robb, Jr.	Robert C. Robb, Jr. has served for over 15 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy BlackRock funds. Mr. Robb has over 30 years of experience in management consulting and has worked with many companies and business associations located throughout the United States. Mr. Robb brings to the Boards a wealth of practical business experience across a range of industries.

Toby Rosenblatt	Toby Rosenblatt has served for over 20 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy BlackRock funds. He has served as president and general partner of Founders Investments, Ltd., a private investment limited partnership, since 1999, providing him with relevant experience with the issues faced by investment management firms and their clients. Mr. Rosenblatt has been active in the civic arena and has served as a trustee of a number of community and educational organizations for over 30 years.

Mark Stalnecker	Mark Stalnecker recently joined as a member of the boards of the funds in the Equity-Liquidity Complex. Mr. Stalnecker has gained a wealth of experience in investing and asset management from his over 13 years of service as the Chief Investment Officer of the University of Delaware as well as from his various positions with First Union Corporation, including Senior Vice President and State Investment Director of First Investment Advisors. The Board benefits from his experience and perspective as the Chief Investment Officer of a university endowment and from the oversight experience he gained from service on various private and non-profit boards.

Kenneth L. Urish	Kenneth L. Urish has served for over 15 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy BlackRock funds. He has over 30 years of experience in public accounting. Mr. Urish has served as a managing member of an accounting and consulting firm. Mr. Urish has been determined by each Audit Committee to be an audit committee financial expert, as such term is defined in the applicable Commission rules.

Frederick W. Winter	Frederick W. Winter has served for over 15 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy BlackRock funds. The Boards benefit from Mr. Winter’s years of academic experience, having served as a professor and dean emeritus of the Joseph M. Katz Graduate School of Business at the University of Pittsburgh since 2005, and dean thereof from 1997 to 2005. He is widely regarded as a specialist in marketing strategy, marketing management, business-to-business marketing and services marketing. He has also served as a consultant to more than 50 different firms.

Interested Directors
Barbara G. Novick	Barbara G. Novick recently joined as a member of the boards of the funds in the Equity-Liquidity Complex. Ms. Novick has extensive experience in the financial services industry, including more than 26 years with BlackRock. Ms. Novick currently is a member of BlackRock’s Global Executive, Global Operating and Corporate Risk Management Committees and chairs BlackRock’s Government Relations Steering Committee. For the first twenty years at BlackRock, Ms. Novick oversaw global business development, marketing and client service across equity, fixed income, liquidity, alternative investment and real estate products, and in her current role, heads BlackRock’s efforts globally on government relations and public policy. Prior to joining BlackRock, Ms. Novick was Vice President of the Mortgage Products Group at the First Boston Corporation and prior to that, was with Morgan Stanley. The Board benefits from Ms. Novick’s wealth of experience and long history with BlackRock and BlackRock’s management practices, investment strategies and products, which stretches back to BlackRock’s founding in 1988.

John M. Perlowski	John M. Perlowski recently joined as a member of the boards of the funds in the Equity-Liquidity Complex. Mr. Perlowski’s experience as Managing Director of BlackRock, Inc. since 2009, as the Global Head of BlackRock Fund Services since 2009, and as President and Chief Executive Officer of the BlackRock-advised Funds provides him with a strong understanding of the BlackRock-advised Funds, their operations, and the business and regulatory issues facing the BlackRock-advised Funds. Mr. Perlowski’s prior position as Managing Director and Chief Operating Officer of the Global Product Group at Goldman Sachs Asset Management, and his former service as Treasurer and Senior Vice President of the Goldman Sachs Mutual Funds and as Director of the Goldman Sachs Offshore Funds provides the Board with the benefit of his experience with the management practices of other financial companies.

Biographical Information. Certain biographical and other information relating to the Directors of each Master LLC is set forth below, including their address and year of birth, principal occupations for at least the last five years, length of time served, total number of registered investment companies and investment portfolios overseen in the BlackRock-advised Funds, and any currently held public company and investment company directorships.

Name, Address and Year of Birth	Position(s) Held with each Master LLC	Length of Time Served[2]	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Registered Investment Companies (“RICs”) consisting of Investment Portfolios (“Portfolios”) Overseen	Public Company and Investment Company Directorships
Independent Directors[1]

David O. Beim[3] 55 East 52nd Street New York, NY 10055 1940	Director	2007 to present	Professor of Professional Practice at the Columbia University Graduate School of Business since 1991; Trustee, Phillips Exeter Academy from 2002 to 2012; Chairman, Wave Hill, Inc. (public garden and cultural center) from 1990 to 2006.	33 RICs consisting of 160 Portfolios	None

Collette Chilton 55 East 52nd Street New York, NY 10055 1958	Director	2015 to present	Chief Investment Officer, Williams College since 2006; Chief Investment Officer, Lucent Asset Management Corporation from 1998 to 2006.	33 RICs consisting of 160 Portfolios	None

Frank J. Fabozzi 55 East 52nd Street New York, NY 10055 1948	Director	2014 to present	Editor of and Consultant for The Journal of Portfolio Management since 2006; Professor of Finance, EDHEC Business School since 2011; Visiting Professor, Princeton University from 2013 to 2014; Professor in the Practice of Finance and Becton Fellow, Yale University School of Management from 2006 to 2011.	108 RICs consisting of 235 Portfolios	None

Dr. Matina S. Horner[4] 55 East 52nd Street New York, NY 10055 1939	Director	2007 to present	Executive Vice President, Teachers Insurance and Annuity Association and College Retirement Equities Fund from 1989 to 2003.	33 RICs consisting of 160 Portfolios	NSTAR (electric and gas utility)

Rodney D. Johnson[5] 55 East 52nd Street New York, NY 10055 1941	Director	2007 to present	President, Fairmount Capital Advisors, Inc. from 1987 to 2013; Member of the Archdiocesan Investment Committee of the Archdiocese of Philadelphia from 2004 to 2012; Director, The Committee of Seventy (civic) from 2006 to 2012; Director, Fox Chase Cancer Center from 2004 to 2011.	33 RICs consisting of 160 Portfolios	None

Name, Address and Year of Birth	Position(s) Held with each Master LLC	Length of Time Served[2]	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Registered Investment Companies (“RICs”) consisting of Investment Portfolios (“Portfolios”) Overseen	Public Company and Investment Company Directorships
Herbert I. London 55 East 52nd Street New York, NY 10055 1939	Director	2007 to present	Professor Emeritus, New York University since 2005; President, London Center for Policy Research since 2012; John M. Olin Professor of Humanities, New York University from 1993 to 2005 and Professor thereof from 1980 to 2005; President Emeritus, Hudson Institute (policy research organization) from 2011 to 2012, President thereof from 1997 to 2011 and Trustee from 1980 to 2012; Chairman of the Board of Trustees for Grantham University since 2006; Director, InnoCentive, Inc. (global internet service) since 2005; Director, Cerego, LLC (educational software) since 2005; Director, Cybersettle (online adjudication) since 2009; Director, AIMS Worldwide, Inc. (marketing) from 2007 to 2012.	33 RICs consisting of 160 Portfolios	None

Cynthia A. Montgomery 55 East 52nd Street New York, NY 10055 1952	Director	2002 to present	Professor, Harvard Business School since 1989; Director, McLean Hospital from 2005 to 2012; Director, Harvard Business School Publishing from 2005 to 2010.	33 RICs consisting of 160 Portfolios	Newell Rubbermaid, Inc. (manufacturing)

Joseph P. Platt[6] 55 East 52nd Street New York, NY 10055 1947	Director	2007 to present	Director, Jones and Brown (Canadian insurance broker) since 1998; General Partner, Thorn Partners, LP (private investments) since 1998; Director, WQED Multi-Media (public broadcasting not-for-profit) since 2001; Director, The West Penn Allegheny Health System (a not-for-profit health system) from 2008 to 2013; Partner, Amarna Corporation, LLC (private investment company) from 2002 to 2008;	33 RICs consisting of 160 Portfolios	Greenlight Capital Re, Ltd. (reinsurance company)

Robert C. Robb, Jr. 55 East 52nd Street New York, NY 10055 1945	Director	2007 to present	Partner, Lewis, Eckert, Robb and Company (management and financial consulting firm) since 1981.	33 RICs consisting of 160 Portfolios	None

Toby Rosenblatt 55 East 52nd Street New York, NY 10055 1938	Director	2007 to present	President, Founders Investments Ltd. (private investments) since 1999; Director, Forward Management, LLC since 2007; Director, College Futures Foundation (philanthropic foundation) since 2009; Director, The James Irvine Foundation (philanthropic foundation) from 1998 to 2008.	33 RICs consisting of 160 Portfolios	None

Mark Stalnecker 55 East 52nd Street New York, NY 10055 1951	Director	2015 to present	Chief Investment Officer, University of Delaware from 1999 to 2013; Trustee, Winterthur Museum and Country Estate since 2001; Member of the Investment Committee, Delaware Public Employees’ Retirement System since 2002; Member of the Investment Committee, Christiana Care Health System since 2009; Member of the Investment Committee, Delaware Community Foundation from 2013 to 2014.	33 RICs consisting of 160 Portfolios	None

Kenneth L. Urish[7] 55 East 52nd Street New York, NY 10055 1951	Director	2007 to present	Managing Partner, Urish Popeck & Co., LLC (certified public accountants and consultants) since 1976; Immediate past-Chairman of the Professional Ethics Committee of the Pennsylvania Institute of Certified Public Accountants and Committee Member thereof since 2007; Member of External Advisory Board, The Pennsylvania State University Accounting Department since 2001; Principal, UP Strategic Wealth Investment Advisors, LLC since 2013; Trustee, The Holy Family Institute from 2001 to 2010; President and Trustee, Pittsburgh Catholic Publishing Associates from 2003 to 2008; Director, Inter-Tel from 2006 to 2007.	33 RICs consisting of 160 Portfolios	None

Frederick W. Winter 55 East 52nd Street New York, NY 10055 1945	Director	2007 to present	Director, Alkon Corporation (pneumatics) since 1992; Professor and Dean Emeritus of the Joseph M. Katz School of Business, University of Pittsburgh from 2005 to 2013 and Dean thereof from 1997 to 2005; Director, Tippman Sports (recreation) from 2005 to 2013; Director, Indotronix International (IT services) from 2004 to 2008.	33 RICs consisting of 160 Portfolios	None

Name, Address and Year of Birth	Position(s) Held with each Master LLC	Length of Time Served[2]	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Registered Investment Companies (“RICs”) consisting of Investment Portfolios (“Portfolios”) Overseen	Public Company and Investment Company Directorships
Interested Directors[8]

Barbara G. Novick 55 East 52nd Street New York, NY 10055 1960	Director	2015 to present	Vice Chairman of BlackRock, Inc. since 2006; Chair of BlackRock’s Government Relations Steering Committee since 2009; Head of the Global Client Group of BlackRock, Inc. from 1988 to 2008.	108 RICs consisting of 235 Portfolios	None

John M. Perlowski 55 East 52nd Street New York, NY 10055 1964	Director, President and Chief Executive Officer	2015 to present (Trustee); 2010 to present (President and Chief Executive Officer)	Managing Director of BlackRock, Inc. since 2009; Global Head of BlackRock Fund Services since 2009; Managing Director and Chief Operating Officer of the Global Product Group at Goldman Sachs Asset Management, L.P. from 2003 to 2009; Treasurer of Goldman Sachs Mutual Funds from 2003 to 2009 and Senior Vice President thereof from 2007 to 2009; Director of Goldman Sachs Offshore Funds from 2002 to 2009; Director of Family Resource Network (charitable foundation) since 2009.	136 RICs consisting of 333 Portfolios	None

[1]

Independent Directors serve until their resignation, retirement, removal or death, or until December 31 of the year in which they turn 75. Each Board has determined to extend the terms of Independent Directors on a case-by-case basis, as appropriate.

[2]

Following the combination of MLIM and BlackRock, Inc. in September 2006, the various legacy MLIM and legacy BlackRock, Inc. fund boards were realigned and consolidated into three new fund boards in 2007. As a result, although the chart shows certain Independent Directors as joining each Master LLC’s Board in 2007, those Independent Directors first became members of the boards of other legacy MLIM or legacy BlackRock, Inc. funds as follows: David O. Beim, 1998; Dr. Matina S. Horner, 2004; Rodney D. Johnson, 1995; Herbert I. London, 1987; Joseph P. Platt, 1999; Robert C. Robb, Jr., 1999; Toby Rosenblatt, 2005; Kenneth L. Urish, 1999; and Frederick W. Winter, 1999. Frank J. Fabozzi first became a member of the board of other funds advised by BlackRock or its affiliates in 1988.

[3]	Chair of the Performance Oversight Committees.
[4]	Chair of the Governance Committees.
[5]	Chair of the Boards.
[6]	Chair of the Compliance Committees.
[7]	Chair of the Audit Committees.
[8]	Ms. Novick and Mr. Perlowski are both “interested persons,” as defined in the Investment Company Act, of each Master LLC based on their positions with BlackRock, Inc. and its affiliates.

Certain biographical and other information relating to the officers of each Master LLC is set forth below, including their address and year of birth, principal occupations for at least the last five years, length of time served, total number of registered investment companies and investment portfolios overseen in the BlackRock-advised Funds and any currently held public company and investment company directorships.

Name, Address and Year of Birth	Position(s) Held with each Master LLC	Length of Time Served[1]	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Registered Investment Companies (“RICs”) consisting of Investment Portfolios (“Portfolios”) Overseen	Public Company and Investment Company Directorships

Richard Hoerner, CFA 55 East 52nd Street New York, NY 10055 1958	Vice President	2009 to present	Managing Director of BlackRock, Inc. since 2000; Head of the Global Cash Group since 2013; Co-head of the Global Cash and Securities Lending Group from 2010 to 2013; Member of the Cash Management Group Executive Committee since 2005.	24 RICs consisting of 140 Portfolios	None

Jennifer McGovern 55 East 52nd Street New York, NY 10055 1977	Vice President	2014 to present	Director of BlackRock, Inc. since 2011; Head of Product Structure and Oversight for BlackRock’s U.S. Wealth Advisory Group since 2013; Vice President of BlackRock, Inc. from 2008 to 2010.	61 RICs consisting of 258 Portfolios	None

Name, Address and Year of Birth	Position(s) Held with each Master LLC	Length of Time Served	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Registered Investment Companies (“RICs”) consisting of Investment Portfolios (“Portfolio”) Overseen	Public Company and Investment Company Directorships

Neal J. Andrews 55 East 52nd Street New York, NY 10055 1966	Chief Financial Officer	2007 to present	Managing Director of BlackRock, Inc. since 2006; Senior Vice President and Line of Business Head of Fund Accounting and Administration at PNC Global Investment Servicing (U.S.) Inc. from 1992 to 2006.	136 RICs consisting of 333 Portfolios	None

Jay M. Fife 55 East 52nd Street New York, NY 10055 1970	Treasurer	2007 to present	Managing Director of BlackRock, Inc. since 2007; Director of BlackRock, Inc. in 2006; Assistant Treasurer of the MLIM and Fund Asset Management, L.P. advised funds from 2005 to 2006; Director of MLIM Fund Services Group from 2001 to 2006.	136 RICs consisting of 333 Portfolios	None

Charles Park 55 East 52nd Street New York, NY 10055 1967	Chief Compliance Officer	2014 to present	Anti-Money Laundering Compliance Officer for the BlackRock-advised Funds in the Equity-Bond Complex, the Equity-Liquidity Complex and the Closed-End Complex from 2014 to 2015; Chief Compliance Officer of BlackRock Advisors, LLC and the BlackRock-advised Funds in the Equity-Bond Complex, the Equity-Liquidity Complex and the Closed-End Complex since 2014; Principal of and Chief Compliance Officer for iShares® Delaware Trust Sponsor LLC since 2012 and BlackRock Fund Advisors (“BFA”) since 2006; Chief Compliance Officer for the BFA-advised iShares exchange traded funds since 2006; Chief Compliance Officer for BlackRock Asset Management International Inc. since 2012.	141 RICs consisting of 644 Portfolios	None

Fernanda Piedra 55 East 52nd Street New York, NY 10055 1969	Anti-Money Laundering Compliance Officer	2015 to present	Director of BlackRock, Inc. since 2014; Anti-Money Laundering Compliance Officer and Regional Head of Financial Crime for the Americas at BlackRock, Inc. since 2014; Head of Regulatory Changes and Remediation for the Asset Wealth Management Division of Deutsche Bank from 2010 to 2014; Vice President of Goldman Sachs (Anti-Money Laundering/Suspicious Activities Group) from 2004 to 2010.	141 RICs consisting of 644 Portfolios	None

Benjamin Archibald 55 East 52nd Street New York, NY 10055 1975	Secretary	2012 to present	Managing Director of BlackRock, Inc. since 2014; Director of BlackRock, Inc. from 2010 to 2013; Secretary of the iShares exchange traded funds since 2015; Secretary of the BlackRock-advised mutual funds since 2012.	61 RICs consisting of 258 Portfolios	None

[1]	Officers serve at the pleasure of the respective Board.

Share Ownership. Information relating to each Director’s ownership of interests in each Master LLC and in shares of all registered funds in the BlackRock-advised Funds that are overseen by the respective Director (“Supervised Funds”) as of December 31, 2014 is set forth in the chart below.

Name of Director	Aggregate Dollar Range of Equity Securities in Government LLC[1]	Aggregate Dollar Range of Equity Securities in Money LLC[1]	Aggregate Dollar Range of Equity Securities in Tax-Exempt LLC[1]	Aggregate Dollar Range of Equity Securities in Treasury LLC[1]	Aggregate Dollar Range of Equity Securities in Supervised Funds
Interested Directors:
Barbara G. Novick[2]	None	None	None	None	Over $100,000
John M. Perlowski[3]	None	None	None	None	Over $100,000
Independent Directors:
David O. Beim	None	None	None	None	Over $100,000
Collette Chilton[2]	None	None	None	None	None
Frank J. Fabozzi	None	None	None	None	$50,001-$100,000
Dr. Matina S. Horner	None	None	None	None	Over $100,000
Rodney D. Johnson	None	None	None	None	Over $100,000
Herbert I. London	None	None	None	None	$50,001-$100,000
Cynthia A. Montgomery	None	None	None	None	Over $100,000
Joseph P. Platt	None	None	None	None	Over $100,000
Robert C. Robb, Jr.	None	None	None	None	Over $100,000
Toby Rosenblatt	None	None	None	None	Over $100,000
Mark Stalnecker[2]	None	None	None	None	None
Kenneth L. Urish	None	None	None	None	Over $100,000
Frederick W. Winter	None	None	None	None	Over $100,000

[1]	The Master LLCs do not offer interests for sale to the public.
[2]	Each of Mses. Novick and Chilton and Mr. Stalnecker was appointed to serve as a Director of each Master LLC effective January 1, 2015.
[3]	Mr. Perlowski was appointed to serve as a Director of each Master LLC effective September 25, 2015.

As of September 1, 2015, the Directors and officers of each Master LLC as a group owned no interests in that Master LLC. As of December 31, 2014, none of the Independent Directors of the Master LLCs or their immediate family members owned beneficially or of record any securities in affiliates of the Manager.

Compensation. Each Director who is an Independent Director is paid as compensation an annual retainer of $275,000 per year for his or her services as a board member to the BlackRock-advised Funds in the Equity-Liquidity Complex, including each Master LLC, and a $10,000 board meeting fee to be paid for each in-person board meeting attended (a $5,000 board meeting fee for telephonic attendance at regular board meetings), for up to five board meetings held in a calendar year (compensation for meetings in excess of this number to be determined on a case-by-case basis), together with out-of-pocket expenses in accordance with a board policy on travel and other business expenses relating to attendance at meetings. Each Independent Director receives $10,000 per year for each standing Committee on which he or she serves for up to two standing Committee assignments but is not paid this amount for serving on a Committee which he or she chairs. The Chair of the Boards is paid an additional annual retainer of $120,000. The Chair of the Audit Committees is paid an additional annual retainer of $40,000 and the Chairs of the Compliance Committees, Governance Committees and Performance Oversight Committees are each paid an additional annual retainer of $30,000.

The following table sets forth the compensation earned by the Directors for the fiscal year ended March 31, 2015, and the aggregate compensation paid to them by all BlackRock-advised Funds for the calendar year ended December 31, 2014.

Name of Director	Compensation from Government LLC	Compensation from Money LLC	Compensation from Tax-Exempt LLC	Compensation from Treasury LLC	Aggregate Compensation from the Master LLCs and other BlackRock- Advised Funds[1]
Independent Directors:
David O. Beim[2]	$1,341	$14,384	$5,669	$3,859	$330,000
Collette Chilton[3]	$283	$3,457	$1,390	$947	None
Frank J. Fabozzi	$1,306	$13,921	$5,492	$3,741	$581,750
Ronald W. Forbes[4]	$1,164	$12,206	$4,766	$3,236	$370,000
Dr. Matina S. Horner[5]	$1,341	$14,384	$5,669	$3,859	$330,000
Rodney D. Johnson[6]	$1,517	$16,917	$6,638	$4,501	$370,000
Herbert I. London	$1,306	$13,921	$5,492	$3,741	$320,000
Ian A. MacKinnon[7]	$1,306	$13,921	$5,492	$3,741	$320,000
Cynthia A. Montgomery	$1,306	$13,921	$5,492	$3,741	$325,000
Joseph P. Platt[8]	$1,341	$14,384	$5,669	$3,859	$330,000
Robert C. Robb, Jr.	$1,306	$13,921	$5,492	$3,741	$320,000
Toby Rosenblatt	$1,306	$13,921	$5,492	$3,741	$320,000
Mark Stalnecker[3]	$283	$3,457	$1,390	$947	None
Kenneth L. Urish[9]	$1,280	$14,751	$5,750	$3,881	$340,000
Frederick W. Winter	$1,306	$13,921	$5,492	$3,741	$320,000
Interested Directors:
Paul L. Audet[4]	None	None	None	None	None
Henry Gabbay[4]	$575	$7,183	$2,788	$1,880	$640,000
Barbara G. Novick[3]	None	None	None	None	None
John M. Perlowski[10]	None	None	None	None	None

[1]	For the number of BlackRock-advised RICs and Portfolios from which each Director received compensation, see the Biographical Information chart beginning on page B-13.
[2]	Chair of the Performance Oversight Committees.
[3]	Each of Ms. Chilton, Mr. Stalnecker and Ms. Novick was appointed to serve as a Director of each Master LLC effective January 1, 2015.
[4]

Messrs. Audet and Gabbay resigned as Directors of each Master LLC and Mr. Forbes resigned as a Director of each Master LLC and as Co-Chair of the Board effective December 31, 2014. Messrs. Audet and Forbes also resigned as a director or trustee of all other BlackRock-advised Funds effective December 31, 2014.

[5]	Chair of the Governance Committees.
[6]	Chair of the Boards.
[7]	Mr. MacKinnon resigned as a Director of each Master LLC effective May 18, 2015. Mr. MacKinnon also resigned as a director or trustee of all other BlackRock-advised Funds effective May 18, 2015.
[8]	Chair of the Compliance Committees.
[9]	Chair of the Audit Committees.
[10]	Mr. Perlowski was appointed to serve as a Director of each Master LLC effective September 25, 2015.

(d) Sales Loads. Not Applicable.

(e) Code of Ethics. The Master LLCs, the BIF Funds, the BBIF Funds and the Manager have each adopted a Code of Ethics under Rule 17j-1 under the Investment Company Act. The Codes of Ethics establish procedures for personal investing and restrict certain transactions. Employees subject to the Codes of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Master LLCs.

(f) Proxy Voting Policies. Information relating to each Master LLC’s proxy voting policies is incorporated by reference to the section entitled “Proxy Voting Policies and Procedures” in Part II of Part B of each BIF Registration Statement and each BBIF Registration Statement.

ITEM 18.	Control Persons and Principal Holders of Securities.

As of September 23, 2015, the Feeder Funds, each of which is a Massachusetts business trust, together own 100% of the outstanding interests in their corresponding Master LLC and, therefore, control the Master LLC. Set forth in the table below is each Feeder Fund’s approximate percentage ownership of its corresponding Master LLC.

	Feeder Funds
Master LLC	BIF Fund	Approx. % of Master LLC Owned	BBIF Fund	Approx. % of Master LLC Owned
Government LLC	BIF Government Securities Fund	43.83%	BBIF Government Securities Fund	56.17%
Money LLC	BIF Money Fund	65.34%	BBIF Money Fund	34.66%
Tax-Exempt LLC	BIF Tax-Exempt Fund	86.75%	BBIF Tax-Exempt Fund	13.25%
Treasury LLC	BIF Treasury Fund	55.92%	BBIF Treasury Fund	44.08%

ITEM 19.	Investment Advisory and Other Services.

The following information supplements and should be read in conjunction with Item 10 in each Master LLC’s Part A.

Information relating to the investment management and other services provided to each Master LLC is incorporated herein by reference to Part A of each of the BIF Registration Statements and each of the BBIF Registration Statements and to the section entitled “Management, Advisory and Other Service Arrangements” in Part I of Part B of each of the BIF Registration Statements and each of the BBIF Registration Statements and the section entitled “Management and Other Service Arrangements” in Part II of Part B of each of the BIF Registration Statements and each of the BBIF Registration Statements. The following list identifies the specific sections and sub-sections in Part B of each of the BIF Registration Statements and each of the BBIF Registration Statements under which the information required by Item 19 of Form N-1A may be found. Each listed section is incorporated herein by reference.

Form N-1A Item No.	Sections Incorporated by Reference to Part A or Part I and/or II of Part B of each of the BIF Registration Statements and each of the BBIF Registration Statements
Item 19(a)	Part I Management, Advisory and Other Service Arrangements[1]
Part II Management and Other Service Arrangements[2]

Item 19(c)	Part I Management, Advisory and Other Service Arrangements[1]
Part II Management and Other Service Arrangements[2]

Item 19(d)	Part I Management, Advisory and Other Service Arrangements[1]
Part II Management and Other Service Arrangements[2]

Item 19(e)	Not Applicable

Item 19(f)	Not Applicable

Item 19(g)	Not Applicable
Part A-Back Cover

Item 19(h)	Part I Management, Advisory and Other Service Arrangements[1]

[1]	Excluding the subsection entitled “Transfer Agent.”
[2]	Excluding the subsection entitled “Management Arrangements—Transfer Agency Services.”

(b) Principal Underwriter

BlackRock Investments LLC (“BRIL”), 40 East 52nd Street, New York, New York 10022, an affiliate of the Manager, acts as placement agent for each Master LLC pursuant to a separate placement agent agreement (the “Placement Agent Agreement”). Under each Placement Agent Agreement, BRIL receives no compensation for acting as placement agent for the Master LLC.

ITEM 20.	Portfolio Managers.

Not Applicable.

ITEM 21.	Brokerage Allocation and Other Practices.

Information relating to portfolio turnover and brokerage allocation for or on behalf of each Master LLC is incorporated herein by reference to the section entitled “Portfolio Transactions” in Part I and Part II of Part B of each of the BIF Registration Statements and each of the BBIF Registration Statements.

ITEM 22.	Capital Stock and Other Securities.

The following information supplements and should be read in conjunction with Item 10(b) and Item 11 in each Master LLC’s Part A. Under each Master LLC’s limited liability company agreement the Directors are authorized to issue limited liability company interests in each Master LLC. Upon liquidation of a Master LLC, its corresponding Feeder Funds would be entitled to share in the assets of that Master LLC that are available for distribution in proportion to their investment in that Master LLC.

Each Master LLC is organized as a limited liability company under the laws of the State of Delaware. Each Feeder Fund is entitled to a vote in proportion to its investment in its corresponding Master LLC. Each Feeder Fund will participate in the earnings, dividends and assets of its corresponding Master LLC in accordance with its pro rata interests in that Master LLC. No certificates are issued.

Each investor is entitled to a vote, with respect to matters affecting each Master LLC, in proportion to the amount of its investment in that Master LLC. Investors in each Master LLC do not have cumulative voting rights, and investors holding more than 50% of the aggregate interests in a Master LLC may elect all of the Directors of each Master LLC if they choose to do so and in such event the other investors in that Master LLC would not be able to elect any Director. No Master LLC is required to hold annual meetings of investors but each Master LLC will hold special meetings of investors when in the judgment of that Master LLC’s Directors it is necessary or desirable to submit matters for an investor vote. The Directors may elect to terminate any Master LLC without a vote of the interest holders.

ITEM 23.	Purchase, Redemption and Pricing of Beneficial Interests.

The following information supplements and should be read in conjunction with Item 6, Item 10(b), Item 11 and Item 12 in each Master LLC’s Part A.

(a) Purchase of Interests in each Master LLC.

The net asset value of each Master LLC is determined by the Manager at 12:00 noon, Eastern time, on each business day that the New York Stock Exchange (“NYSE”) or New York banks are open for business, immediately after the daily declaration of dividends. As a result of this procedure, the net asset value is determined each business day except for days on which both the NYSE and New York banks are closed. Both the NYSE and New York banks are closed on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Currently, the only scheduled days on which the NYSE is open and New York banks are closed are Columbus Day and Veterans’ Day. The only scheduled day on which New York banks are open and the NYSE is closed is Good Friday.

The net asset value per limited liability company interest of each Master LLC is computed by adding the value of the Master LLC’s securities and other assets, deducting its liabilities and dividing by the number of limited liability interests of the Master LLC outstanding at such time. It is anticipated that the net asset value per limited liability company interest of each Master LLC will remain constant so that a Feeder Fund can preserve a net asset value of $1.00 per share, but no assurance can be offered in this regard.

Each Master LLC values its portfolio securities based upon their amortized cost in accordance with the terms of a rule adopted by the Commission. This involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. While this method provides certainty in evaluation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price a Master LLC would receive if it sold the instrument.

In accordance with the Commission regulations applicable to the valuation of portfolio securities, the Master LLCs will maintain a dollar-weighted average portfolio maturity of 60 days or less and will purchase instruments having deemed maturities under Rule 2a-7 of the Investment Company Act of not more than 397 days (13 months). The Master LLCs will invest only in securities determined by the Directors to be of high quality with minimal credit risks pursuant to guidelines adopted by the Master LLCs’ Boards of Directors. In addition, the Directors have established procedures designed to stabilize, to the extent reasonably possible, the value of each Master LLC’s interests so that a corresponding Feeder Fund can compute for the purpose of sales and redemptions a net asset value per interest of $1.00. Deviations of more than an insignificant amount between the net asset value calculated using market quotations and that calculated on an “amortized cost” basis, will be reported to the Directors of the Master LLC by the Manager. In the event the Directors determine that a deviation exists with respect to any Master LLC that may result in material dilution or other unfair results to investors or existing interestholders of a Master LLC, the Master LLC will take such corrective action as it regards necessary and appropriate, including redeeming interests in kind, selling portfolio securities prior to maturity, reducing or withholding dividends, shortening the average portfolio maturity, reducing the number of outstanding shares without monetary consideration, and utilizing a net asset value per interest as determined by using available market quotations.

Interests in each Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act. Investments in each Master LLC may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

There is no minimum initial or subsequent investment in any Master LLC. However, because each Master LLC intends to be as fully invested at all times as is reasonably consistent with its investment objective and policies in order to enhance the return on its assets, investments by a corresponding Feeder Fund must be made in Federal funds (i.e., monies credited to the account of each Master LLC’s custodian bank by a Federal Reserve Bank).

Each Master LLC reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.

A Feeder Fund may withdraw all or any portion of its investment in its corresponding Master LLC on any business day on which the NYSE is open at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to each Master LLC. When a request is received in proper form, each Master LLC will redeem its corresponding Feeder Fund’s interests at the next determined net asset value. Each Master LLC will make payment for all interests redeemed within seven days after receipt by that Master LLC of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in a Master LLC may not be transferred without the prior written consent of all the Directors and all remaining interest holders.

(b) Fund Reorganizations. Not applicable.

(c) Offering Price. Not applicable.

(d) Redemption in-kind.

A Feeder Fund may withdraw all or a portion of its investment in its corresponding Master LLC on any business day at the net asset value next determined after a withdrawal request in proper form is furnished by the Feeder Fund to the corresponding Master LLC. Interests will normally be redeemed for cash upon receipt of a request in proper form, although each Master LLC retains the right to redeem some or all of its interests in-kind under unusual circumstances, in order to protect the interests of remaining interestholders or to accommodate a request by a particular interestholder that does not adversely affect the interest of the remaining interestholders, by delivery of securities selected from the Master LLC’s assets at its discretion. In-kind payment means payment will be made in portfolio securities rather than cash. If this occurs, the redeeming interestholder might incur brokerage or other transaction costs to convert the securities to cash. Each Master LLC has elected, however, to be governed by Rule 18f-1 under the Investment Company Act so that each Master LLC is obligated to redeem its interests solely in cash up to the lesser of $250,000 or 1% of its net asset value during any 90-day period for any interestholder of the Master LLC. The redemption price is the net asset value per share next determined after the initial receipt of proper notice of redemption.

Each Master LLC will make payment for all interests redeemed within seven days after receipt by the Master LLC of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds may be delayed during any period in which both the NYSE and the Federal Reserve are closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in each Master LLC may not be transferred without the prior written consent of all Directors and all remaining interestholders.

(e) Arrangements Permitting Frequent Purchases and Redemptions of Limited Liability Company Interests.

See Item 23(a).

ITEM 24.	Taxation of the Master LLCs.

Each Master LLC with more than one Feeder Fund is treated as a non-publicly traded partnership under the Internal Revenue Code of 1986, as amended (the “Code”), and thus, is not subject to income tax. If a Master LLC has only one Feeder Fund, the Master LLC’s existence as an entity separate from that Feeder Fund will be disregarded for Federal income tax purposes. Based upon the status of each Master LLC as a non-publicly traded partnership or disregarded entity, each Feeder Fund will take into account its share of its corresponding Master LLC’s income, capital gains, losses, deductions and credits in determining its income tax liability. The determination of a Feeder Fund’s share of a Master LLC’s income, capital gains, losses, deductions and credits will be made in accordance with the Code and the Treasury regulations promulgated thereunder.

Each Master LLC’s taxable year-end is March 31. Although no Master LLC will be subject to Federal income tax, each Master LLC will file appropriate Federal income tax returns.

It is intended that each Master LLC’s assets, income and distributions will be managed in such a way that a RIC investor in such Master LLC will be able to satisfy the requirements of Subchapter M of the Code for qualification as a regulated investment company (“RIC”), assuming that the RIC investor invested all of its investable assets in the Master LLC. Any prospective Feeder Fund which is a RIC agrees that, for purposes of determining its required distribution under Code Section 4982(a), it will account for its share of items of income, gain, loss, deduction and credit of its corresponding Master LLC as they are taken into account by that Master LLC.

Money LLC may be subject to taxes on dividend or interest income paid by non-U.S. issuers and withheld at the source. The United States has entered into tax treaties with many foreign countries which may entitle a Master LLC to a reduced rate of tax or exemption from tax on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of each Master LLC’s assets to be invested within various countries is not known.

Each Master LLC is to be managed in compliance with the provisions of the Code applicable to RICs (including, for Tax-Exempt LLC, the threshold investment requirement for paying exempt-interest dividends) as though such requirements were applied at the Master LLC level. Thus, consistent with its investment objective, each Master LLC will meet the income and asset diversification tests and any other relevant requirements of the Code applicable to RICs. Each Master LLC and its corresponding Feeder Funds will rely on published guidance from the Internal Revenue Service that feeder funds that are RICs will be treated as owners of their proportionate shares of the assets and income of the Master LLC in which they are invested for purposes of meeting these tests, subject to certain adjustments.

The Code requires a RIC to pay a nondeductible 4% excise tax to the extent that the RIC does not distribute during each calendar year 98% of its ordinary income, determined on a calendar year basis, and 98.2% of its net capital gain, determined, in general, on an October year-end basis plus certain undistributed amounts from previous years. Each Master LLC intends to distribute its income and capital gains to its RIC investors so as to enable such RICs to minimize imposition of the 4% excise tax. There can be no assurance that sufficient amounts of a Master LLC’s taxable income and capital gains will be distributed to avoid entirely the imposition of the tax on RIC investors. In such event, a RIC investor will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements. Because the required distributions are based only on the taxable income of a RIC, the excise tax generally will not apply to the tax-exempt income received by RIC investors in Tax-Exempt LLC.

Investors are advised to consult their own tax advisers as to the tax consequences of an investment in a Master LLC through a Feeder Fund.

ITEM 25.	Underwriters.

The exclusive placement agent for each Master LLC is BlackRock Investments, LLC, an affiliate of the Manager, with offices at 40 East 52nd Street, New York, New York 10022. Investment companies, common and commingled trust funds and similar organizations and entities may continuously invest in each Master LLC.

ITEM 26.	Calculation of Performance Data.

Not Applicable.

ITEM 27.	Financial Statements.

The audited financial statements of Government LLC, Money LLC, Tax-Exempt LLC and Treasury LLC, including the reports of the independent registered public accounting firm, are incorporated into this Part B by reference to the 2015 Annual Reports of BIF Government Securities Fund and BBIF Government Securities Fund, BIF Money Fund and BBIF Money Fund, BIF Tax-Exempt Fund and BBIF Tax-Exempt Fund and BIF Treasury Fund and BBIF Treasury Fund, respectively. You may request copies of each Annual Report at no charge by calling 1-800-626-1960 on any business day.

MASTER TAX-EXEMPT LLC

PART C. OTHER INFORMATION

ITEM 28.	Exhibits.

Exhibit Number
1(a)	—	Certificate of Trust, dated August 29, 2002.(a)

(b)	—	Declaration of Trust, dated August 29, 2002.(a)

(c)	—	Certificate of Conversion Converting Master Tax-Exempt Trust to Master Tax-Exempt LLC (the “Registrant”), dated June 15, 2007.(f)

(d)	—	Certificate of Formation of the Registrant, dated June 15, 2007.(f)

(e)	—	Limited Liability Company Agreement (the “LLC Agreement”) of the Registrant, dated June 15, 2007.(f)

2	—	Amended and Restated By-Laws of the Registrant.(g)

3	—	Portions of the LLC Agreement and By-Laws of the Registrant defining the rights of holders of interests in the Registrant.(b)

4(a)	—	Management Agreement between the Registrant and BlackRock Advisors, LLC (the “Manager”).(f)

(b)	—	Sub-advisory Agreement between the Manager and BlackRock Investment Management, LLC.(f)

5	—	Omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

6	—	None.

7	—	Form of Custody Agreement between the Registrant and State Street Bank and Trust Company.(c)

8(a)	—	Placement Agent Agreement between the Registrant and BlackRock Investments, LLC (formerly known as BlackRock Investments, Inc.).(h)

(b)	—	Form of Subscription Agreement for the acquisition of an interest in the Registrant.(a)

(c)	—	Form of Administrative Services Agreement between the Registrant and State Street Bank and Trust Company.(e)

9	—	Omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

10	—	Consent of Sidley Austin Brown & Wood LLP, counsel for the Registrant.(a)

11	—	None.

12	—	Certificate of CMA Tax-Exempt Fund.(a)

13	—	None.

14	—	None.

15(a)	—	Code of Ethics of the Registrant.(d)

(b)	—	Code of Ethics of BlackRock Investments, LLC (formerly BlackRock Investments, Inc.).(d)

(c)	—	Code of Ethics of BlackRock Advisors, LLC.(d)

(a)	Previously filed on February 10, 2003 as an Exhibit to the Registrant’s Registration Statement on Form N-1A (File No. 811-21301) (the “Registration Statement”).
(b)	Reference is made to the Registrant’s Certificate of Conversion and Certificate of Formation, filed as Exhibits 1(c) and 1(d), respectively; to Article 1 (Sections 1.1 and 1.2), Article II (Sections 2.2, 2.4 and 2.7), Article III (Sections 3.2, 3.4, 3.8, 3.9, 3.10, 3.11 and 3.12), Article V (Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.8 and 5.9), Article VI (Section 6.1), Article VII (Sections 7.1 and 7.2), Article VIII (Sections 8.1, 8.3, 8.6 and 8.8), Article IX (Sections 9.1, 9.2, 9.3, 9.4, 9.5, 9.6 and 9.7), Article X (Sections 10.2, 10.3, 10.4 and 10.5) and Article XI (Sections 11.3 and 11.5) of the Registrant’s LLC Agreement, filed as Exhibit 1(e); and Articles I, V and VI of the Registrant’s Amended and Restated By-Laws, filed as Exhibit 2.

(c)	Incorporated by reference to Exhibit 7 to Post-Effective Amendment No. 10 to the Registration Statement on Form N-1A of Merrill Lynch Maryland Municipal Bond Fund of Merrill Lynch Multi-State Municipal Series Trust (File No. 33-49873), filed on October 30, 2001.
(d)	Incorporated by reference to an Exhibit to Post-Effective Amendment No. 48 to the Registration Statement on Form N-1A of BlackRock Value Opportunities Fund, Inc. (File No. 2-60836), filed on July 28, 2014.
(e)	Incorporated by reference to Exhibit 8(d) to Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A of BlackRock Focus Growth Fund, Inc. (formerly known as Merrill Lynch Focus Twenty Fund, Inc.) (File No. 333-89775), filed on March 20, 2001.
(f)	Previously filed on July 30, 2007 as an Exhibit to Amendment No. 7 to the Registration Statement.
(g)	Incorporated by reference to Exhibit 2 to Amendment No. 20 to the Registration Statement on Form N-1A of Quantitative Master Series LLC (File No. 811-7885), filed on April 30, 2009.
(h)	Previously filed on July 29, 2009 as an Exhibit to Amendment No. 9 to the Registration Statement.

ITEM 29.	Persons Controlled by or Under Common Control with the Master Tax-Exempt LLC.

Other than as described in Item 18, the Master Tax-Exempt LLC does not control and is not under common control with any other person.

ITEM 30.	Indemnification.

Reference is made to Sections 17(h) and (i) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and pursuant to Section 3.12 of Article III and Sections 8.1, 8.2 and 8.3 of Article VIII of the Registrant’s Limited Liability Company Agreement (the “LLC Agreement”) (Exhibit 1(e) to this Registration Statement), Section 2 of Article IV of the Registrant’s By-Laws (the “By-Laws”) (Exhibit 2 to this Registration Statement), Article IV of the Registrant’s Management Agreement (Exhibit 4(a) to this Registration Statement), and Section 6 of the Registrant’s Placement Agent Agreement (Exhibit 8(a) to this Registration Statement), Directors, officers, employees and agents of the Master LLC will be indemnified to the maximum extent permitted by Delaware law and the Investment Company Act.

Article III, Section 3.12 of the LLC Agreement provides, inter alia, that the Directors shall have the power to:

(d) purchase, and pay for out of Company Property, insurance policies insuring the Company Property, and, to the extent permitted by law and not inconsistent with any applicable provision of this Agreement or the By-Laws, insuring the Company Manager, Administrator, placement agent, Holders, Directors, officers, employees, agents or independent contractors of the Company against all claims arising by reason of holding any such position or by reason of any action taken or omitted to be taken by any such Person in such capacity, whether or not constituting negligence, or whether or not the Company would have the power to indemnify such Person against such liability; (e) indemnify any person with whom the Company has dealings, including the Holders, Directors, officers, employees, agents, the Company Manager, Administrator, placement agent and independent contractors of the Company, to such extent permitted by law and not inconsistent with the applicable provisions of this Agreement.

Article VIII, Section 8.1 provides, inter alia, that no Director shall be liable to the Company, its Holders, or to any Director, officer, employee, or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Director to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

Article VIII, Section 8.2 of the Registrant’s LLC Agreement provides:

The Company shall indemnify each of its Directors, officers, employees, and agents (including persons who serve at its request as directors, managers, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Director, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Directors who are neither Interested Persons of the Company nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Directors. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Company Property. The Directors may make advance payments in connection with indemnification under this Section 8.2; provided that any advance payment of expenses by the Company to any Director, officer, employee or agent shall be made only upon the undertaking by such Director, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

(a) the Director, officer, employee or agent to be indemnified provides a security for his undertaking; or

(b) the Company shall be insured against losses arising by reason of any lawful advances; or

(c) there is a determination, based on a review of readily available facts, that there is reason to believe that the Director, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

(i) a majority of a quorum of Directors who are neither Interested Persons of the Company nor parties to the Proceedings;

(ii) an independent legal counsel in a written opinion.

Article VIII, Section 8.3 of the Registrant’s LLC Agreement further provides:

Nothing contained in Section 8.1 or Section 8.2 hereof shall protect any Director or officer of the Company from any liability to the Company or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Section 8.1 or Section 8.2 hereof or in any agreement of the character described in Section 4.1 or Section 4.2 hereof shall protect any Company Manager to the Company against any liability to the Company to which he or it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties to the Company or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he or it serves as Company Manager to the Company.

Article IV, Section 1 of the Registrant’s By-Laws provides:

No Director, advisory board member or officer of the Fund shall be subject in such capacity to any personal liability whatsoever to any Person, save only liability to the Fund or its Shareholders arising from bad faith, willful misfeasance, gross negligence or reckless disregard for his or her duty to such Person and, in the case of any Director or officer of the Fund, liability to any Director, officer, employee or agent of the Fund, arising from bad faith, willful misfeasance, gross negligence or reckless disregard for his or her duty to such Person; and, subject to the foregoing exception, all such Persons shall look solely to the assets of the Fund for satisfaction of claims of any nature arising in connection with the affairs of the Fund. If any Director, advisory board member or officer, as such, of the Fund, is made a party to any suit or proceeding to enforce any such liability, subject to the foregoing exception, such person shall not, on account thereof, be held to any personal liability. Any repeal or modification of the Charter or this Article IV Section 1 shall not adversely affect any right or protection of a Director, advisory board member or officer of the Fund existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

Paragraph 11 of the Registrant’s Management Agreement provides:

The Advisor will not be liable for any error of judgment or mistake of law or for any loss suffered by the Advisor or by the Trust in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its duties under this Agreement. As used in this paragraph 11, the term “Advisor” shall include any affiliates of the Advisor performing services for the Trust contemplated hereby and partners, trustees, officers and employees of the Advisor and of such affiliates.

Section 6 of the Registrant’s Placement Agent Agreement provides:

(a) The Master LLC shall indemnify and hold harmless the Placement Agent and each person, if any, who controls the Placement Agent against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith), as incurred, arising by reason of any person acquiring any Shares, which may be based upon the Securities Act, or on any other statute or at common law, on the ground that any registration statement or other offering materials, as from time to time amended and supplemented, or any annual or interim report to the shareholders of the Master LLC, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Master LLC in connection therewith by or on behalf of the Placement Agent; provided, however, that in no case (i) is the indemnity of the Master LLC in favor of the Placement Agent and any such controlling persons to be deemed to protect such Placement Agent or any such controlling persons thereof against any liability to the Master LLC or its shareholders to which the Placement Agent or any such controlling persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their obligations and duties under this Agreement; or (ii) is the Master LLC to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Placement Agent or any such controlling persons, unless the Placement Agent or such controlling persons, as the case may be, shall have notified the Master LLC in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Placement Agent or such controlling persons (or after the Placement Agent or such controlling persons shall have received notice of such service on any designated agent), but failure to notify the Master LLC of any such claim shall not relieve it from any liability that it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Master LLC will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Master LLC elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Placement Agent or such controlling person or persons, defendant or defendants in the suit. In the event the Master LLC elects to assume the defense of any such suit and retain such counsel, the Placement Agent or such controlling person or persons, defendant or defendants in the suit shall bear the fees and expenses, as incurred, of any additional counsel retained by them, but in case the Master LLC does not elect to assume the defense of any such suit, the Master LLC will reimburse the Placement Agent or such controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses, as incurred, of any counsel retained by them.

The Master LLC shall promptly notify the Placement Agent of the commencement of any litigation or proceedings against it or any of the Master LLC’s officers or Directors in connection with the issuance or sale of any of the Shares.

(b) The Placement Agent shall indemnify and hold harmless the Master LLC and each of the Directors of the Master LLC and officers and each person, if any, who controls the Master LLC against any loss, liability, claim, damage or expense, as incurred, described in the foregoing indemnity contained in subsection (a) of this Section 6, but only with respect to statements or omissions made in reliance upon, and in conformity with, information furnished to the Master LLC in writing by or on behalf of the Placement Agent for use in connection with its registration statement or any related prospectus and statement of additional information, as from time to time amended, or the annual or interim reports to shareholders. In case any action shall be brought against the Master LLC or any person so indemnified, in respect of which indemnity may be sought against the Placement Agent, the Placement Agent shall have the rights and duties given to the Master LLC, and the Master LLC and each person so indemnified shall have the rights and duties given to the Placement Agent by the provisions of subsection (a) of this Section 6.

The Registrant hereby undertakes that it will apply the indemnification provisions of its LLC Agreement and By-Laws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the Investment Company Act so long as the interpretations of Sections 17(h) and 17(i) of such Act remain in effect and are consistently applied.

ITEM 31.	Business and Other Connections of the Investment Adviser.

See Item 10 in Part A and Item 19 in Part B of the Master LLC’s Registration Statement regarding the business of the Manager. Information relating to the business, profession, vocation or employment of a substantial nature engaged in by the Manager or any of its officers, directors or partners during the past two fiscal years is incorporated herein by reference to Item 31 in Part C of each of the Registration Statements on Form N-1A of BIF Government Securities Fund (File No. 2-72724), BIF Money Fund (File No. 2-59311), BIF Tax-Exempt Fund (File No. 2-69877), BIF Treasury Fund (File No. 33-37439), BBIF Government Securities Fund (File No. 333-99395), BBIF Money Fund (File No. 333-99387), BBIF Tax-Exempt Fund (File No. 333-99391) and BBIF Treasury Fund (File No. 333-99389).

ITEM 32.	Principal Underwriters.

(a) BlackRock Investments, LLC (“BRIL”) acts as the principal underwriter or placement agent, as applicable, for each of the following open-end investment companies, including the Master Portfolios of the Registrant:

BBIF Government Securities Fund

BBIF Money Fund

BBIF Tax-Exempt Fund

BBIF Treasury Fund

BIF Government Securities Fund

BIF Money Fund

BIF Multi-State Municipal Series Trust

BIF Tax-Exempt Fund

BIF Treasury Fund

BlackRock Allocation Target Shares

BlackRock Balanced Capital Fund, Inc.

BlackRock Basic Value Fund, Inc.

BlackRock Bond Fund, Inc.

BlackRock California Municipal Series Trust

BlackRock Capital Appreciation Fund, Inc.

BlackRock CoRI Funds

BlackRock Emerging Markets Fund, Inc.

BlackRock Equity Dividend Fund

BlackRock EuroFund

BlackRock Financial Institutions Series Trust

BlackRock Focus Growth Fund, Inc.

BlackRock Funds

BlackRock Funds II

BlackRock Funds III

BlackRock Global Allocation Fund, Inc.

BlackRock Global SmallCap Fund, Inc.

BlackRock Index Funds, Inc.

BlackRock Large Cap Series Funds, Inc.

BlackRock Latin America Fund, Inc.

BlackRock Liquidity Funds

BlackRock Long-Horizon Equity Fund

BlackRock Master LLC

BlackRock Mid Cap Value Opportunities Series, Inc.

BlackRock Multi-State Municipal Series Trust

BlackRock Municipal Bond Fund, Inc.

BlackRock Municipal Series Trust

BlackRock Natural Resources Trust

BlackRock Pacific Fund, Inc.

BlackRock Series Fund, Inc.

BlackRock Series, Inc.

BlackRock Strategic Global Bond Fund

BlackRock Value Opportunities Fund, Inc.

BlackRock Variable Series Funds, Inc.

FDP Series, Inc.

Funds For Institutions Series

iShares, Inc.

iShares Trust

iShares U.S. ETF Trust

Managed Account Series

Master Basic Value LLC

Master Bond LLC

Master Focus Growth LLC

Master Government Securities LLC

Master Institutional Money Market LLC

Master Investment Portfolio

Master Large Cap Series LLC

Master Money LLC

Master Tax-Exempt LLC

Master Treasury LLC

Master Value Opportunities LLC

Quantitative Master Series LLC

Ready Assets Prime Money Fund

Ready Assets U.S.A. Government Money Fund

Ready Assets U.S. Treasury Money Fund

Retirement Series Trust

BRIL also acts as the distributor for the following closed-end registered investment companies:

BlackRock Corporate High Yield Fund, Inc.

BlackRock Debt Strategies Fund, Inc.

BlackRock Floating Rate Income Strategies Fund, Inc.

BlackRock Health Sciences Trust

BlackRock Limited Duration Income Trust

BlackRock Preferred Partners LLC

BRIL provides numerous financial services to BlackRock-advised funds and is the distributor of BlackRock’s open-end funds. These services include coordinating and executing Authorized Participation Agreements, preparing, reviewing and providing advice with respect to all sales literature and responding to Financial Industry Regulatory Authority comments on marketing materials.

(b) Set forth below is information concerning each director and officer of BRIL. The principal business address of each such person is 40 East 52nd Street, New York, New York 10022.

Name	Position(s) and Office(s) with BRIL	Position(s) and Office(s) with Registrant
Robert Fairbairn	Chairman and Member, Board of Managers, Chief Executive Officer and Senior Managing Director	None
Anne Ackerley	Managing Director	None
Matthew Mallow	General Counsel and Senior Managing Director	None
Russell McGranahan	Secretary and Managing Director	None
Ned Montenecourt	Chief Compliance Officer and Director	None
Saurabh Pathak	Chief Financial Officer and Director	None
Francis Porcelli	Managing Director and Member, Board of Managers	None
Brenda Sklar	Managing Director	None
Lisa Hill	Managing Director	None
Joseph Craven	Managing Director	None
Terri Slane	Director and Assistant Secretary	None
Chris Nugent	Director	None
Melissa Walker	Vice President and Assistant Secretary	None
Richard Praeger	Member, Board of Managers	None
Christopher Vogel	Member, Board of Managers	None

(c) Not applicable.

ITEM 33.	Location of Accounts and Records.

All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act and the rules thereunder are maintained at the offices of:

(a) Registrant, 100 Bellevue Parkway, Wilmington, Delaware 19809.

(b) BlackRock Investments, LLC, 40 East 52nd Street, New York, New York 10022 (records relating to its functions as placement agent).

(c) BlackRock Advisors, LLC, 100 Bellevue Parkway, Wilmington, Delaware 19809 (records relating to its functions as manager).

(d) BlackRock Investment Management, LLC, 1 University Square Drive, Princeton, New Jersey 08540 (records relating to its functions as sub-adviser).

(e) State Street Bank and Trust Company, 100 Summer Street, Boston, Massachusetts 02110 (records relating to its functions as custodian and accounting services provider).

(f) Financial Data Services, Inc., 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484 (records relating to its functions as transfer agent).

ITEM 34.	Management Services.

Other than as set forth or incorporated by reference in Item 10 of the Master LLC Part A and Item 17 and Item 19 in Part B of the Master LLC Registration Statement, the Registrant is not a party to any management-related service contract.

ITEM 35.	Undertakings.

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York, on the 30th day of September, 2015.

MASTER TAX-EXEMPT LLC
(Registrant)

By:	/S/ JOHN M. PERLOWSKI
(John M. Perlowski, President and Chief Executive Officer)